Execution Version LIQUIDS GATHERING SYSTEM SUBLETTE COUNTY, WYOMING PURCHASE AND SALE AGREEMENT BY AND BETWEEN PINEDALE CORRIDOR, LP AS SELLER AND ULTRA WYOMING, LLC AS BUYER DATED JUNE 28, 2020 KE 69366071

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ........................................................................................................ 1 Section 1.1 Definitions .................................................................................................. 1 Section 1.2 Certain Interpretive Provisions ............................................................... 6 ARTICLE II PURCHASE AND SALE ...................................................................................... 7 Section 2.1 Purchase and Sale ..................................................................................... 7 Section 2.2 Purchase Price ........................................................................................... 7 ARTICLE III TITLE MATTERS; CONSENTS ....................................................................... 7 Section 3.1 Title............................................................................................................. 7 Section 3.2 Consents ..................................................................................................... 7 ARTICLE IV SELLER’S REPRESENTATIONS .................................................................... 8 Section 4.1 Incorporation/Qualification ..................................................................... 8 Section 4.2 Power and Authority ................................................................................ 8 Section 4.3 Authorization and Enforceability ............................................................ 9 Section 4.4 Liability for Brokers’ Fees ....................................................................... 9 Section 4.5 No Bankruptcy .......................................................................................... 9 Section 4.6 Litigation .................................................................................................... 9 Section 4.7 Taxes........................................................................................................... 9 Section 4.8 Ownership ................................................................................................ 10 Section 4.9 Preferential Rights .................................................................................. 10 Section 4.10 Consents ................................................................................................... 10 Section 4.11 Good Faith ............................................................................................... 10 Section 4.12 Survival .................................................................................................... 10 Section 4.13 Disclaimers............................................................................................... 11 ARTICLE V BUYER’S REPRESENTATIONS ..................................................................... 11 Section 5.1 Incorporation and Qualification ............................................................ 11 Section 5.2 Power and Authority .............................................................................. 11 Section 5.3 Authorization and Enforceability .......................................................... 11 Section 5.4 Liability for Brokers’ Fees ..................................................................... 12 Section 5.5 Litigation .................................................................................................. 12 Section 5.6 Consents ................................................................................................... 12 Section 5.7 Good Faith ............................................................................................... 12 Section 5.8 Survival .................................................................................................... 12 ARTICLE VI COVENANTS AND AGREEMENTS .............................................................. 12 Section 6.1 Conduct of Parties................................................................................... 12 Section 6.2 Fees and Expenses ................................................................................... 13 Section 6.3 Restructuring Efforts.............................................................................. 13 Section 6.4 Survival .................................................................................................... 13 Section 6.5 Termination of Prior Agreements ......................................................... 14 ii

ARTICLE VII TAX MATTERS ............................................................................................... 14 Section 7.1 Apportionment of Property Tax Liability ............................................ 14 Section 7.2 Property Tax Reports and Returns ....................................................... 14 Section 7.3 Sales Taxes ............................................................................................... 14 Section 7.4 Federal Tax Reporting ........................................................................... 14 Section 7.5 Like Kind Exchange ............................................................................... 15 ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING ............................................. 15 Section 8.1 Seller’s Conditions Precedent ................................................................ 15 Section 8.2 Buyer’s Conditions Precedent ............................................................... 16 ARTICLE IX RIGHT OF TERMINATION ........................................................................... 16 Section 9.1 Termination ............................................................................................. 16 ARTICLE X CLOSING ............................................................................................................. 17 Section 10.1 Date of Closing ........................................................................................ 17 Section 10.2 Time and Place of Closing ...................................................................... 17 Section 10.3 Closing Obligations ................................................................................. 17 ARTICLE XI ASSUMPTION OF OBLIGATIONS AND INDEMNIFICATION .............. 18 Section 11.1 Buyer’s Assumption of Liabilities and Obligations ............................. 18 Section 11.2 Indemnification ....................................................................................... 18 Section 11.3 Survival .................................................................................................... 19 Section 11.4 Procedure ................................................................................................. 19 Section 11.5 No Insurance; Subrogation .................................................................... 20 Section 11.6 Reservation as to Non-Parties ................................................................ 20 Section 11.7 Consequential Damages.......................................................................... 20 Section 11.8 No Derivative Liability ........................................................................... 21 Section 11.9 Attorneys’ Fees ........................................................................................ 21 ARTICLE XII MISCELLANEOUS ......................................................................................... 21 Section 12.1 Expenses ................................................................................................... 21 Section 12.2 Notices ...................................................................................................... 21 Section 12.3 Amendments ............................................................................................ 22 Section 12.4 Assignment............................................................................................... 22 Section 12.5 Counterparts/PDF and Fax Signatures ................................................ 22 Section 12.6 GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER .................................................................................................. 23 Section 12.7 Entire Agreement .................................................................................... 23 Section 12.8 Binding Effect .......................................................................................... 23 Section 12.9 No Third-Party Beneficiaries ................................................................. 23 Section 12.10 Time of the Essence ................................................................................. 23 Section 12.11 No Waiver ................................................................................................ 23 Section 12.12 Waiver of Trial by Jury .......................................................................... 23 Section 12.13 Further Assurances ................................................................................. 24 iii

EXHIBITS Exhibit A: Assignment of Jensen Easements to Ultra Resources Exhibit B: BLM Request for Consent to Assignment to Ultra Resources Exhibit C: List of BLM Easements Exhibit D: BLM Easements Assignment to Ultra Resources / BLM Filing Exhibit E: BLM Easements Assignment to Ultra Resources / County Filing Exhibit F: Map of Pipelines and Gathering Facilities Exhibit G: Bill of Sale Exhibit H: Release of Nerd Farm Easement and Transfer of Improvements Exhibit I: Non-Foreign Affidavit Exhibit J: Form of Mutual Release and Exculpation Exhibit K: Memorandum of Termination iv

PURCHASE AND SALE AGREEMENT This Purchase and Sale Agreement (this “Agreement”), is made as of June 28, 2020 (“Execution Date”), by and between PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Seller”) whose address is 1100 Walnut Street, Suite 3350, Kansas City, Missouri 64106 and ULTRA WYOMING, LLC, a Delaware limited liability company (“Buyer”) whose address is 116 Inverness Drive East, Suite 400, Englewood, CO 80112. Seller and Buyer may be referred to individually as a “Party” or collectively as the “Parties.” RECITALS Seller owns all right, title and interest in and to the Assets (as defined in this Agreement) located in the Pinedale Anticline in Sublette County, Wyoming, as more fully described in this Agreement. Buyer desires to purchase, and Seller desires to sell and convey, the Assets pursuant to and in accordance with the terms and conditions of this Agreement. As a result of the Bankruptcy Case, each Party has determined that the Purchase Price (as defined in this Agreement) is fair value to be paid by the Buyer for the Assets. As a part of the Bankruptcy Case (as defined in this Agreement) the Parties have determined, for the reasons reflected in the relevant 9019 motion filed in the Bankruptcy Case relating to the Assets, to enter into this Agreement in settlement of ongoing disputes and litigation. AGREEMENT In consideration of the mutual promises, covenants and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. The following terms shall have the meanings set forth below: Affiliate: With respect to a specified Person, (a) any Subsidiary of that Person, and (b) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the specified Person. Assets: The Liquids Gathering System and the Personal Property. Assignment of Jensen Easements to Ultra Resources: The Assignment of Easements and Transfer of Improvements (LGS) (Jensen Easements) to be executed by Seller and Ultra Resources and with their signatures acknowledged, in the form attached to this Agreement as Exhibit A. 1

Bankruptcy Case: The cases commenced by Buyer under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, styled In re: Ultra Petroleum Corp., et al., jointly administered under Case No. 20-32631, and pending before the Bankruptcy Court. Bankruptcy Court: The United States Bankruptcy Court for the Southern District of Texas. Bill of Sale: The Bill of Sale executed by Seller and Buyer in the form attached to this Agreement as Exhibit G. BLM: The United States Department of the Interior Bureau of Land Management, Wyoming State Office. BLM Consent: The consent of BLM to the BLM Easement Assignments to Buyer, in response to the BLM Request for Consent to Assignment to Ultra Resources. BLM Easements Assignment to Ultra Resources: The assignment by Seller to Ultra Resources of all of Seller’s right, title and interest under the BLM Easements pursuant to (a) the Application for Transportation and Utility Systems and Facilities on Federal Lands to be executed by Seller and Buyer, in the form attached to this Agreement as Exhibit D, and (b) the Assignment of Easements and Transfer of Improvements (LGS) (BLM Easements) to be executed by Seller and Ultra Resources and with their signatures acknowledged, in the form attached to this Agreement as Exhibit E. BLM Easements: The easements, rights of way and agreements listed in Exhibit C, which shall be assigned to Ultra Resources pursuant to the BLM Easements Assignment to Ultra Resources. BLM Request for Consent to Assignment to Ultra Resources: The form of request for BLM’s consent to the BLM Easements Assignment to Ultra Resources, a copy of which request is attached to this Agreement as Exhibit B. Business Day: Any day other than a Saturday, Sunday or any day that is a national banking holiday in the United States. Buyer Closing Deliveries: (i) The BLM Easements Assignment to Ultra Resources, executed by Ultra Resources and with its signature acknowledged; (ii) the BLM Request for Consent to Assignment to Ultra Resources, executed by Ultra Resources; (iii) the Assignment of Jensen Easements to Ultra Resources, executed by Ultra Resources and with its signature acknowledged; (iv) the Release of Nerd Farm Easement and Transfer of Improvements, executed by Ultra Resources and with its signature acknowledged; (v) the Bill of Sale, executed by Buyer; (vi) the Mutual Release and Exculpation, executed by Buyer; (vii) Memorandum of Termination, executed by Buyer and with its signature acknowledged; and (viii) evidence of the receipt of Bankruptcy Court approval in connection with the Bankruptcy Case as referenced in Section 8.2(d). Buyer Closing Payments: The Purchase Price in Current Funds, and to the extent payable at Closing, any Taxes that Buyer is required to pay as a result of Closing under Section 7.3 of this Agreement, any recording fees or costs to record the Recorded Documents in the Real Estate Records or to file with BLM the BLM Assignment to Buyer. 2

Closing Deliveries: The Seller Closing Deliveries and the Buyer Closing Deliveries. Code: the Internal Revenue Code of 1986, as amended. All references to the Code, Treasury Regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncements. Current Funds: Wire transfers of immediately available funds to Seller. Easement Rights: Collectively, the right, title and interest in the BLM Easements conveyed to Ultra Resources under the BLM Easements Assignment to Ultra Resources, the right, title and interest in the Jensen Easements conveyed to Ultra Resources under the Assignment of Jensen Easements to Ultra Resources, and the Release of Nerd Farm Easement and Transfer of Improvements (but exclusive of the Improvements transferred pursuant to the Nerd Farm Easement). Easements: The BLM Easements, the Jensen Easements and the Release of Nerd Farm Easement and Transfer of Improvements. GAAP: means generally accepted accounting principles in effect in the United States of America from time to time or at a specific time if so specified in this Agreement. Improvements: All of the improvements and fixtures used directly in connection with the Liquids Gathering System, including, without limitation, any and all surface or subsurface pipelines, surface or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters. Indebtedness: With respect to a Person, such Person’s (a) liabilities for borrowed money, (b) liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of businesses), (c) obligations that are required to be accounted for as capital leases on a balance sheet under GAAP (and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP), and (d) guaranty obligations with respect to liabilities of another Person of the type described in the preceding subsections (a)- (c). Interim Period: The period from and including the Execution Date until the Closing Date. Jensen Easements: The following easements: (a) that certain Grant of Pipeline Easements dated June 24, 2010, recorded in Book 95, Page 423 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as grantor, to Ultra Resources, as grantee, and (b) that certain Grant of Pipeline Easements dated June 24, 2010, in Book 95, Page 418 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John Wayne Jensen, individually, as grantor, to Ultra Resources, as grantee, as both such easements were assigned by Ultra Resources to Seller pursuant to the BLM and Jensen Easements Assignment to Seller. 3

Land: The land underlying, subject to and covered by the Easement Rights. Lien: Any mortgage lien, deed of trust lien, vendor’s lien, security interest, mechanic’s or materialman’s lien, or other lien. Lien Releases: A release (in forms acceptable to Buyer) of Liens made by Seller affecting the Assets. Liquids Gathering System: Generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit F, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells, along with any other structures, pipelines, gathering lines or other equipment useful in gathering, collecting or delivering condensate and water, together with associated natural gas and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements. Loan Documents: The Second Amended and Restated Term Credit Agreement dated December 29, 2017 to which the Seller is a party, the related mortgage, and all other security documents related thereto. Material Adverse Effect: Any circumstance, change, or effect that, individually or in the aggregate, is materially adverse to the ownership, operation, or financial condition of the Assets, taken as a whole. Mutual Release and Exculpation: The Form of Mutual Release and Exculpation to be executed by the appropriate Persons in the form attached to this Agreement as Exhibit J. Non-Foreign Affidavit: The Non-Foreign Affidavit (Federal) in the form attached to this Agreement as Exhibit I, executed by Seller, and equivalent forms, if any, required by the State of Wyoming. Outside Closing Date: The earlier of (a) July 30, 2020 and (b) three (3) Business Days after approval from the Bankruptcy Court to proceed with the transactions contemplated herein, or such other date as may be mutually agreed in writing by Buyer and Seller. Person: Any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, governmental authority or any other entity of any kind. Personal Property: (a) The monitoring equipment located in or on the Liquids Gathering System, (b) the computer hardware located in the centralized monitoring building for each central gathering facility constituting a portion of the Liquids Gathering System to which such monitoring equipment connects, (c) the wires and other connectors for such monitoring equipment between such computer hardware and such monitoring equipment, (d) all office furniture in each centralized monitoring building for each central gathering facility, (e) engineering drawings and plans and specifications in Seller’s possession for the Liquids Gathering System except to the extent assignment thereof is prohibited by contract or applicable law, (f) as-built drawings and surveys of the Liquids Gathering System in Seller’s possession, (g) to the extent assignable, the other 4

Records and (h) any and all other equipment, personal property, rights-of-way, permits that were used or held for use in connection with the Liquids Gathering System. Records: The following information, to the extent in Seller’s Possession: all engineering drawings or plans of or covering the Liquids Gathering System or any component thereof, site assessments and environmental reports regarding or covering the Liquids Gathering System or any component thereof, manuals relating to the operation of the Assets, and “as-built” surveys of the pipelines and drawings of the Liquids Gathering System. Release of Nerd Farm Easement and Transfer of Improvements: The Release of Nerd Farm Easement and Transfer of Improvements in the form attached to this Agreement as Exhibit H. Representatives: Those Persons including, without limitation, officers, directors, employees, accountants, attorneys, consultants, independent contractors, agents, stockholders, members, partners, actual or potential financing sources, investment advisers, and investment bankers, with a need to know confidential information in order to evaluate the Transaction. Seller Closing Deliveries: (i) The BLM Easements Assignment to Ultra Resources, executed by Seller and with its signature acknowledged; (ii) the BLM Request for Consent to Assignment to Ultra Resources, executed by Seller; (iii) the Assignment of Jensen Easements to Ultra Resources, executed by Seller and with its signature acknowledged; (iv) the Release of Nerd Farm Easement and Transfer of Improvements, executed by Seller and with its signature acknowledged; (v) the Bill of Sale, executed by Seller; (vi) the Non-Foreign Affidavit executed by Seller; (vii) the Lien Releases, executed by Seller and the applicable lien holder; (viii) the Mutual Release and Exculpation, executed by Seller; and (ix) the Memorandum of Termination, executed by Seller and with its signature acknowledged. Seller’s Knowledge: As of any date, the then current actual knowledge of Seller’s officers or directors as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information. Any use of the qualification of Seller’s Knowledge shall in no event give rise to any personal liability on the part of any officers or directors of Seller or its Affiliates on account of any breach of any representation or warranty made by Seller herein. No broker, agent or Person other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Seller’s Possession: With respect to information, records and materials, only such information, records and materials as may be in the actual possession or control of Seller or its Affiliates, and without including any information or materials in the possession or control of a third Person or any other agent of Seller or its Affiliates. Subsidiary: With respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent 5

(50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent Survival Period: The period beginning on the Closing Date and ending six (6) months following the Closing Date. Tax or Taxes: (a) all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, escheat, registration, value added, alternative or add-on minimum, estimated or any other taxes, unclaimed property liabilities, any payments in lieu of taxes or other similar payments, charges, fees, levies, imposts, customs or duties of any kind whatsoever, that are imposed by a Taxing Authority, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person or (b) any liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation Section 1.1502-6 or comparable federal, state or local laws. Tax Return: any return, declaration, report, claim for refund, property rendition or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof. Taxing Authority: a governmental entity having jurisdiction over the assessment, determination, collection, or other imposition of any Tax. Treasury Regulations: the regulations promulgated by the United States Treasury Department under the Code. Ultra Resources: Ultra Resources, Inc., a Delaware corporation. Section 1.2 Certain Interpretive Provisions. As used in this Agreement: (a) the word “or” is not exclusive and the word “including” is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular shall include the plural and vice versa, and (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Wherever a period of time is stated in this Agreement as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Central Time on such stated commencement date and to end at 11:59 P.M. Central Time on such stated ending date. Unless the context otherwise requires, (A) any definition or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or 6 otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) subject to restrictions on assignment set forth herein, any reference herein to any Person shall be construed to include such Person’s successor and assigns, and (C) any reference to any law shall include all statutory and regulation provisions consolidating, amending, replacing or interpreting such law and reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other document executed in connection herewith. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a Business Day, such event shall occur or such time period shall expire on the next succeeding Business Day. ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale. Seller agrees to sell the Assets to Buyer, and Buyer agrees to purchase the Assets from Seller, pursuant to, and subject to the terms and conditions of, this Agreement. Section 2.2 Purchase Price. The purchase price for the Assets shall be Eighteen Million U.S. Dollars (U.S. $18,000,000) (the “Purchase Price”). If the transaction contemplated by this Agreement (“Transaction”) closes, Buyer agrees to pay to Seller the Purchase Price at Closing in Current Funds. ARTICLE III TITLE MATTERS; CONSENTS Section 3.1 Title. Except for Seller’s Warranties, neither Seller nor any of its Affiliates makes any representation or warranty, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, except by, through and under Seller and its Affiliates, but not otherwise, and Buyer hereby acknowledges and agrees that Buyer has no claim or remedy against Seller or its Affiliates, or their respective successors or assigns, for any defect of title relating to the Assets, including but not limited to any lien, encumbrance, claim, defect in or object to real property title, and the existence or non-existence of any leases, easements or rights-of-way, except those claims or rights against the Assets that arise by, through and under Seller and its Affiliates, but not otherwise. Seller agrees to assign to Buyer all rights, claims, and causes of action on title warranties given or made by Seller’s respective predecessors, and that Buyer is specifically subrogated to all rights which Seller may have against its predecessors, to the extent that Seller may legally transfer such rights and grant such subrogation. Section 3.2 Consents. (a) Buyer and Seller acknowledge that BLM consent to the assignment of a right of way or easement from BLM is customarily not requested or obtained until after the closing of the actual assignment of such right of way or easement. Buyer and Seller shall use commercially reasonable efforts after Closing to obtain the BLM Consent, through submission of the BLM Request for Consent to Assignment to Buyer in the form attached hereto as Exhibit B with such 7 changes to such form as may be required by changes in applicable law or regulations after the Execution Date. Buyer shall pay any costs or expenses assessed by BLM in connection with such BLM Request for Consent to Assignment to Buyer, and Seller shall not be obligated to incur any out-of-pocket expenses or obligations to obtain the BLM Consent. (b) Except for the BLM Consent, if prior to Closing Seller or Buyer discovers a consent necessary for the valid assignment of the Assets, or a portion thereof, required by either (a) the contract or agreement granting or creating Seller’s rights in an Asset component (other than a consent to assignment of the Records or any part of the Records, which shall not be considered an Additional Required Consent) or (b) a law applicable to the transfer of an Asset component from Seller to Buyer hereunder (other than the BLM Request for Consent to Assignment to Buyer) (each, and except for the BLM Consent, an “Additional Required Consent”) such Party shall promptly notify the other of the need for such Additional Required Consent, the Seller and Buyer shall use commercially reasonable efforts to obtain such Additional Required Consent. Unless and until any such Additional Required Consent is obtained, to the extent permitted by applicable law, the Parties will cooperate in good faith to establish an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain the claims, rights and benefits associated with the Assets (or portion thereof) affected by such Additional Required Consents (the “Non- Assignable Assets”) and under which Seller would enforce for the benefit of Buyer any and all claims, rights and benefits of Seller associated with the Non-Assignable Assets against a third party thereto. Nothing in this Section 3.2 shall be deemed to constitute an agreement by Buyer to exclude from the Assets any of the Non-Assignable Assets. Seller will convey such Non- Assignable Assets to Buyer promptly upon receipt of the requisite Additional Required Consents with the Closing Date for such Non-Assignable Assets being adjusted appropriately, but subject in all other respects to the terms and conditions of this Agreement. Buyer shall pay any costs or expenses incurred to obtain any Additional Required Consent (which for the avoidance of doubt, does not include any consents under the Loan Documents); provided, however, that in no event shall Buyer be responsible for any out-of-pocket attorney’s fees incurred by Seller with respect to any Additional Required Consent. ARTICLE IV SELLER’S REPRESENTATIONS Seller represents and warrants to Buyer as of the Execution Date and as of the Closing Date the following: Section 4.1 Incorporation/Qualification. Seller is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in Wyoming. Section 4.2 Power and Authority. Seller has all requisite power and authority to own the Assets and to carry on its business as presently conducted and to execute and deliver this Agreement and perform its respective obligations under this Agreement. The execution and delivery of this Agreement and consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of its governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound (other than the Loan Documents) or, to 8

Seller’s Knowledge, any judgment, decree, order, statute, rule or regulation applicable to it, subject, however, to approval by the Bankruptcy Court in connection with the Bankruptcy Case. Section 4.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Transaction have been duly and validly authorized by all requisite partnership action on behalf of Seller. This Agreement constitutes Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law. Section 4.4 Liability for Brokers’ Fees. Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Buyer shall have any responsibility whatsoever. Section 4.5 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller. The Assets contemplated to be transferred, conveyed and sold by Seller pursuant to the terms set forth in this Agreement and in the assignments contemplated by this Agreement are being sold for reasonably equivalent value. Section 4.6 Litigation. To Seller’s Knowledge, as of the date of this Agreement there are no actions, suits, or proceedings pending against Seller or any of the Assets in any court or by or before any federal, state, municipal or other governmental agency that would affect Seller’s ability to consummate the Transaction or have a Material Adverse Effect. To Seller’s Knowledge, (a) there are no ongoing governmental investigations or written governmental inquiries pending or threatened in writing against the Assets that would affect Seller’s ability to consummate the Transaction, and (b) as of the date of this Agreement, there are no actions, suits or proceedings threatened in writing against Seller or any of the Assets that would affect Seller’s ability to consummate the Transaction. As of the date of this Agreement, Seller is not subject to any outstanding injunction, judgment, settlement, order, decree, ruling or charge that would reasonably be expected to have a Material Adverse Effect. Section 4.7 Taxes. (a) Seller has (i) duly and timely filed or caused to be filed all Tax Returns required to be filed by or with respect to Seller or, to Seller’s Knowledge, with respect to the Assets with the appropriate Taxing Authority, and, to Seller’s Knowledge, each such Tax Return is complete and correct in all material respects and (ii) paid all Taxes due or claimed to be due by a Taxing Authority (whether or not shown as due on a filed Tax Return) and except for any Taxes to be paid by Buyer or its Affiliates pursuant to the LGS Lease (as defined below) from or with respect to Seller which, in the case of clauses (i) and (ii) above, if unpaid would result in the filing of a lien against the Assets for Taxes. (b) To Seller’s Knowledge, there are not pending any, and Seller has received no written notice of any currently proposed, material adjustments by any Taxing Authority in connection with any Tax Returns relating to the Assets which if unpaid would result in the filing 9 of a lien against the Assets for Taxes and no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter relating to the Assets has been given by or requested from Seller with respect to any Tax year. (c) To Seller’s Knowledge, there are no liens for Taxes upon any of the Assets except liens for Taxes not yet due and payable. (d) Seller does not have any liability for any unpaid Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of United States state, local, or foreign Law), as a result of being a member of a consolidated or combined group (other than a consolidated or combined group with a common parent with Seller), as a transferee, by contract, or otherwise. Section 4.8 Ownership. Seller has not transferred, assigned, pledged or conveyed its rights as “grantee” or “holder” under the BLM Easements or the Jensen Easements. Seller owns the Improvements and Personal Property free and clear of all Liens (or, without limiting Seller’s obligation to deliver Lien Releases at Closing, will own such Assets free and clear of all Liens on the Closing Date assuming complete termination of the Loan Documents) which secure Indebtedness. Section 4.9 Preferential Rights. Seller has not granted to any third party a preferential right to purchase any Asset. Section 4.10 Consents. Except for (a) the BLM Consent, (b) any Additional Required Consent that may be discovered after the Execution date, and (c) the Loan Documents and the LGS Lease, Seller is not a party to any agreement or proceeding requiring the consent of a third party to transfer or assign the Assets. Section 4.11 Good Faith. This Agreement has been proposed, negotiated and entered into by Seller in good faith and on an arm’s length basis. Buyer has no control or undue influence over Seller, and this Agreement and the transfer and sale of the Assets contemplated hereunder have been negotiated and consummated with procedural and substantive fairness as to all decision making processes and requirements. Section 4.12 Survival. Seller’s representations and warranties set forth in this Article IV (collectively, the “Seller Warranties”) (a) are made as of the Execution Date, (b) are remade as of the Closing Date, (c) shall not be deemed to be merged into or waived by the Closing Deliveries, and (d) shall survive Closing only for the Survival Period. If Buyer first learns of a breach of Seller’s Warranties prior to Closing, Buyer’s remedies shall be governed solely and exclusively by Section 8.2. Notwithstanding anything to the contrary in this Agreement, in the event Buyer elects to proceed to Closing notwithstanding Buyer’s knowledge of the existence of a breach by Seller with respect to any Seller Warranties, Buyer shall be deemed to have waived each such breach and any and all rights and remedies in connection therewith. Seller shall have no liability or obligation to Buyer with respect to the breach of any representation or warranty of which Buyer first learns after Closing unless Buyer delivers written notice to Seller of the alleged breach prior to the end of the Survival Period, which notice must include the information described in clauses (i), (ii) and (iii) of Section 11.4(a). 10

Section 4.13 Disclaimers. SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING AND EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER’S INTEREST IN THE ASSETS TO BE CONVEYED TO ULTRA RESOURCES SHALL BE CONVEYED PURSUANT HERETO WITHOUT (i) ANY WARRANTY, COVENANT OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE RELATING TO TITLE TO THE ASSETS (OTHER THAN BY, THROUGH OR UNDER SELLER), THE CONDITION, QUANTITY, QUALITY, EXISTENCE OF DEFECTS, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR PROPERTY OR ITS FITNESS FOR ANY PURPOSE OR (ii) ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE ASSETS, AND, SUBJECT TO BUYER’S EXPRESS RIGHTS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, BUYER AND ULTRA RESOURCES SHALL ACCEPT ALL OF THE SAME IN THEIR “AS IS”, “WHERE IS” CONDITION, “WITH ALL FAULTS”. ARTICLE V BUYER’S REPRESENTATIONS Buyer represents and warrants to Seller as of the Execution Date and as of the Closing Date the following: Section 5.1 Incorporation and Qualification. Buyer is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and on the Closing Date will be qualified to conduct business in Wyoming. Section 5.2 Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of its governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to it, subject, however, to the approval by the Bankruptcy Court in connection with the Bankruptcy Case. Section 5.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Transaction have been duly and validly authorized by all requisite company action on behalf of Buyer. This Agreement constitutes Buyer’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law. 11

Section 5.4 Liability for Brokers’ Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Seller shall have any responsibility whatsoever. Section 5.5 Litigation. To Buyer’s Knowledge, there are no actions, suits, or proceedings pending against Buyer or any of the Assets in any court or by or before any federal, state, municipal or other governmental agency that would affect Buyer’s ability to consummate the Transaction or have a Material Adverse Effect. To Buyer’s Knowledge, (a) there are no ongoing governmental investigations or written governmental inquiries pending or threatened in writing against the Assets that would affect Buyer’s ability to consummate the Transaction, and (b) there are no actions, suits or proceedings threatened in writing against Buyer or any of the Assets that would affect Buyer’s ability to consummate the Transaction. Neither Buyer nor any of its Affiliates are subject to any outstanding injunction, judgment, settlement, order, decree, ruling or charge that would reasonably be expected to have a Material Adverse Effect. Section 5.6 Consents. Except for the Bankruptcy Court approval in connection with the Bankruptcy Case referenced in Section 8.2(d) below, Buyer is not a party to any agreement or proceeding requiring the consent of a third party to complete the Transaction. Section 5.7 Good Faith. This Agreement has been proposed, negotiated and entered into by Buyer in good faith and on an arm’s length basis. Seller has no control or undue influence over Buyer, and this Agreement and the transfer and sale of Assets contemplated hereunder have been negotiated and consummated with procedural and substantive fairness as to all decision making processes and requirements. Section 5.8 Survival. Buyer’s representations and warranties under this Agreement (collectively, the “Buyer Warranties”) (a) are made as of the Execution Date, (b) are remade as of the Closing Date, (c) shall not be deemed to be merged into or waived by the Closing Deliveries, and (d) shall survive Closing only for the Survival Period. If Seller first learns of the breach prior to Closing, Seller’s remedies shall be governed solely and exclusively by Section 8.1. Notwithstanding anything to the contrary in this Agreement, in the event Seller elects to proceed to Closing notwithstanding Seller’s knowledge of the existence of a breach by Buyer with respect to any Buyer Warranties, Seller shall be deemed to have waived each such breach and any and all rights and remedies in connection therewith. Buyer shall have no liability or obligation to Seller with respect to the breach of any representation or warranty of which Seller first learns after Closing unless Seller delivers written notice to Buyer of the alleged breach prior to the end of the Survival Period, which notice must include the information described in clauses (i), (ii) and (iii) of Section 11.4(a). ARTICLE VI COVENANTS AND AGREEMENTS Section 6.1 Conduct of Parties. (a) Activities of Parties During Interim Period. Each Party agrees that, during the Interim Period, without the prior written consent of the other Party, it shall: 12

(i) Not sell, transfer, lease, encumber, or create a Lien on, exchange, or otherwise dispose of any of the Assets (other than the sale of worn-out or obsolete equipment, spare parts, or minor or insignificant Assets); (ii) take no action to adversely impact any material federal, state and local governmental licenses, permits, orders, exemptions, waivers, authorizations, certificates, consents and applications with respect to the ownership and operation of the Assets; (iii) not grant in favor of any Person a preferential purchase right to purchase any Assets; (iv) not remove from the Liquids Gathering System any portion of the Liquids Gathering System except for replacement, substitution or upgrades of the Liquids Gathering System in the ordinary course of its operations and except such as would not diminish the operational capability of the Liquids Gathering System as it existed on the Execution Date; or (v) not agree, whether in writing or otherwise, or attempt to do any of the foregoing. (b) Additional Buyer Obligations During Interim Period. Buyer agrees that, during the Interim Period, Buyer shall use commercially reasonable efforts to: (i) secure the financial resources to close the Transaction, and (ii) obtain the Bankruptcy Court approval in connection with the Bankruptcy Case referenced in Section 8.2(d) below. Section 6.2 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, investment and equity advisors, real estate and other brokers and agents, and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the Party (or their applicable Affiliate) incurring such fee or expense. The provisions of this Section 6.2 shall survive termination of this Agreement and Closing. Section 6.3 Restructuring Efforts. Seller shall not oppose, impede, or take any other action to interfere with Buyer’s plan of reorganization, restructuring efforts, or the Bankruptcy Case, as long as Buyer complies with the terms of this Agreement. Section 6.4 Survival. The covenants and agreements of the Parties under Section 6.1 shall only survive until Closing. If Buyer first learns of a breach by Seller of any other covenant or agreement in this Article VI prior to Closing, Buyer’s remedies shall be governed solely and exclusively by Section 8.2. If Seller first learns of the breach prior to Closing, Seller’s remedies shall be governed solely and exclusively by Section 8.1. Any liability or obligation of any Party with respect to the breach of any covenant or agreement under this Article VI shall lapse and be of no further force or effect with respect to any matters not described in a written notice delivered to such Party by the other Party on or prior to the end of the Survival Period, which notice must include the information described in clauses (i), (ii) and (iii) of Section 11.4(a). 13

Section 6.5 Termination of Prior Agreements. The Parties agree that, effective as of, and conditioned upon, the Closing, all previous agreements and transaction documents entered into with respect to that certain Purchase and Sale Agreement by and between Seller and Buyer (f/k/a Ultra Wyoming, Inc.), dated December 7, 2012, including, for the avoidance of doubt that certain Lease by and between Ultra Wyoming LGS, LLC and Seller, dated December 20, 2012 (the “LGS Lease”), are each deemed terminated as of the Closing (such terminated agreements and documents, the “Terminated Agreements”). Notwithstanding anything herein to the contrary, assuming Closing occurs on or prior to the Outside Closing Date, Buyer shall not be responsible for rental payments to Seller under the LGS Lease from and after June 30, 2020. ARTICLE VII TAX MATTERS Section 7.1 Apportionment of Property Tax Liability. “Property Taxes” means all ad valorem and property taxes and obligations assessed by a Taxing Authority against the Assets or based upon the ownership of the Assets, but excluding income, franchise or similar taxes. All Property Taxes assessed against the Assets shall be paid by the Buyer. Seller shall be responsible for filing its 2020 Limited Partnership Annual Report with the State of Wyoming and paying any taxes due thereunder. Section 7.2 Property Tax Reports and Returns. Buyer agrees to file, or cause to be filed, all Tax Returns required to be filed that are applicable to the ownership of the Assets, for all Property Taxes related to the Assets attributable to the term of the LGS Lease. Buyer also agrees to file all Tax Returns applicable to ownership of the Assets for all Property Taxes related to the period of time on and after the Closing Date. The Parties will cooperate with each other after the Closing Date in connection with audits and other proceedings with respect to Property Taxes relating to the ownership of the Assets, and Seller shall not be obligated to incur any out-of-pocket expenses as a part of such cooperation. Section 7.3 Sales Taxes. Buyer shall be liable for and shall indemnify Seller for, any sales and use taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes (including any related interest, penalties or legal costs) that may be imposed on any transfer of the Assets pursuant to this Agreement. If required by applicable law, Seller shall, in accordance with applicable law, calculate any sales or similar taxes that are required to be paid as a result of the transfer of the Assets to Buyer and Buyer shall promptly pay such taxes. If Seller receives notice that any sales or use taxes are due, Seller shall promptly forward such notice to Buyer for handling. Section 7.4 Federal Tax Reporting. Buyer and Seller will comply, to the extent required pursuant to the procedural requirements of Section 1060 of the Code and the Treasury Regulations promulgated thereunder, with respect to the allocation of the Purchase Price among the Assets. Buyer and Seller agree that they will not take any Tax position inconsistent with allocations made in this Agreement, if any, provided, however, that (a) Buyer’s cost for the Assets may differ from the total amount allocated thereunder to reflect Buyer’s capitalized transaction costs so allocated, and (b) Seller’s amount realized on the sale of the Assets may differ from the total amount so allocated to reflect Seller’s transaction costs that reduce the amount realized. The Parties will promptly inform one another of any challenge by any Taxing Authority to any allocation made pursuant to this Section 7.4 and agree to consult and keep one another informed 14 with respect to the status of, and any discussion, proposal or submission with respect to, such challenge. Section 7.5 Like Kind Exchange. Seller may desire to have its transfer of one or more of the Assets to Buyer qualify as a deferred like kind exchange within the meaning of Section 1031 of the Code and the Treasury Regulations promulgated thereunder, including for the avoidance of doubt, Proposed Treasury Regulation Section 1.1031(a)-3(a)(2)(ii)(c). Further, either Seller or Buyer may desire to effectuate a deferred like kind exchange through the use of an intermediary in the manner described in Example 4 of Treasury Regulation Section 1.1031(k)-1(g)(8) or other applicable provisions. Each Party shall reasonably cooperate with the other Party in effectuating such a deferred like kind exchange through the use of such an intermediary, including consenting to an assignment of any or all of the exchanging Party’s rights under this Agreement to an intermediary. Such other Party, however, shall have no obligation to locate, contract for or take title to any property that the exchanging Party may wish to buy or to incur any cost, expense, indebtedness, liability or other obligation of any kind as a part of such other Party’s agreement to reasonably cooperate. ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING Section 8.1 Seller’s Conditions Precedent. The obligations of Seller at the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent (collectively, the “Seller’s Conditions”): (a) (i) The representations and warranties of Buyer made in this Agreement will be true and correct in all material respects as of the Closing Date, as if remade on the Closing Date (without duplication of any materiality qualifiers within the representations and warranties themselves); and (ii) Buyer shall have performed or complied in all material respects with all of the covenants and agreements required of Buyer or its Affiliates under this Agreement to be performed at or prior to Closing; (b) No Additional Required Consent, which has not been obtained, would cause Closing of the Transaction to be in violation of applicable law; (c) No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing; (d) Buyer shall have delivered at Closing all Buyer Closing Deliveries and have paid all Buyer Closing Payments unless Buyer’s failure to deliver the Buyer Closing Deliveries and pay the Buyer Closing Payments results from Buyer’s termination of this Agreement as a result of its termination rights under Section 8.2 below as a result of a failure of Buyer’s Conditions; and (e) The Bankruptcy Court shall have approved in connection with the Bankruptcy Case the Transaction contemplated by this Agreement. Notwithstanding anything set forth in this Agreement to the contrary, if any Seller’s Condition has not been satisfied by the Closing Date, then Seller may, as Seller’s sole and 15 exclusive remedy with respect to such Seller’s Condition, either (1) terminate this Agreement, in which case the Parties shall have no further rights or obligations hereunder except those which expressly survive termination or (2) proceed to Closing, in which case such Seller’s Condition shall be deemed to be waived for all purposes. Section 8.2 Buyer’s Conditions Precedent. The obligations of Buyer at the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent (collectively, the “Buyer’s Conditions”): (a) (i) The representations and warranties of Seller made in this Agreement will be true and correct in all material respects as of the Closing Date, as if remade on the Closing Date (without duplication of any “materiality” qualifiers in the representations and warranties themselves); and (ii) Seller shall have performed or complied in all material respects with all of the covenants and agreements required of Seller under this Agreement to be performed at or prior to Closing; (b) No Additional Required Consent, which has not been obtained, would cause Closing of the Transaction to be in violation of applicable law which would result in (1) criminal liability to Buyer or Seller or (ii) a material civil fine or penalty to Buyer or Seller; (c) No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing; (d) The Bankruptcy Court shall have approved in connection with the Bankruptcy Case the Transaction contemplated by this Agreement; and (e) Seller shall have delivered at Closing all Seller Closing Deliveries unless Seller’s failure to deliver the Seller Closing Deliveries results from Seller’s termination of this Agreement as a result of its termination rights under Section 8.1 above as a result of a failure of Seller’s Conditions. Notwithstanding anything set forth in this Agreement to the contrary, if any Buyer’s Condition has not been satisfied by the Closing Date, then Buyer may, as Buyer’s sole and exclusive remedy with respect to such Buyer’s Condition, either (1) terminate this Agreement, in which case the Parties shall have no further rights or obligations hereunder except those which expressly survive termination, or (2) proceed to Closing, in which case such Buyer’s Condition shall be deemed to be waived for all purposes. ARTICLE IX RIGHT OF TERMINATION Section 9.1 Termination. This Agreement may be terminated in accordance with the following provisions: (a) by mutual written consent of Seller and Buyer, in which case this Agreement shall terminate and the Parties shall have no further rights or obligations hereunder except those which expressly survive termination; 16

(b) as otherwise expressly provided in this Agreement including Article VIII hereof; or (c) by either Party, if the Closing has not occurred by the Outside Closing Date. Upon termination of this Agreement, the Parties shall remain subject to the terms of the LGS Lease and may pursue any rights and remedies available to each Party under the LGS Lease. ARTICLE X CLOSING Section 10.1 Date of Closing. The “Closing” will be held on June 30, 2020, or such date as Buyer and Seller mutually agree in writing, but in any event on or before the Outside Closing Date (the “Closing Date”). Section 10.2 Time and Place of Closing. The Closing shall be held at such time and place as Buyer and Seller may agree in writing and shall be effective as of 12:01 a.m. central time on the Closing Date. Section 10.3 Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others: (a) Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the Seller Closing Deliveries; (b) Buyer shall deliver the Purchase Price to the account at a bank designated by Seller, for the benefit of Seller or Seller’s lender, in Current Funds, and Buyer shall pay the Taxes required to be paid by Buyer in connection with the Closing under Section 7.3 of this Agreement and Buyer shall pay the other Buyer Closing Payments as required hereby, (c) Buyer shall execute and deliver, or cause to be executed and delivered, to Seller the Buyer Closing Deliveries and pay the Buyer Closing Payments; (d) Seller shall deliver to Buyer copies of all Additional Required Consents obtained prior to Closing pursuant to Section 3.2 of this Agreement; (e) Seller and Buyer shall cause the following documents (collectively, the “Recorded Documents”) to be recorded in the applicable real estate records of Sublette County, Wyoming (the “Real Estate Records”), in the following order: (i) the BLM Easement Assignment to Ultra Resources, (ii) the Assignment of Jensen Easements to Ultra Resources, (iii) the Release of Nerd Farm Easement and Transfer of Improvements; (iv) the Lien Releases, and (v) a memorandum of termination of the LGS Lease (the “Memorandum of Termination”) and Buyer shall pay all fees and costs for such recording; and (f) Seller, as agent for Buyer for this limited purpose, shall deliver to BLM and provide to Buyer (i) the BLM Easement Assignment to Ultra Resources which is not a Recorded 17

Document and (ii) the BLM Request for Consent to Assignment to Ultra Resources, and Buyer shall pay all fees and costs for such filing. ARTICLE XI ASSUMPTION OF OBLIGATIONS AND INDEMNIFICATION Section 11.1 Buyer’s Assumption of Liabilities and Obligations. Without limiting Buyer’s rights to indemnity under this Article XI, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and liabilities, known or unknown, with respect to the Assets regardless of whether such obligations or liabilities arose prior to, on or after Closing (all of said obligations and liabilities, the “Assumed Obligations”). Section 11.2 Indemnification. For the purposes of this Article XI, “Loss” or “Losses” means any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related directly or indirectly or reasonably incident to matters indemnified against, excluding however any special, consequential, punitive or exemplary damages, loss of profits, any Loss incurred as a result of the indemnified party indemnifying a third party, or diminution in value of the Assets unless caused directly and exclusively by Seller or an Affiliate of Seller. After the Closing, the Parties shall indemnify each other as follows: (a) Seller’s Indemnification of Buyer. Seller assumes all risk, liability, obligation and Losses in connection with, and shall indemnify, save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise from or in connection with (i) any matter for which Seller has agreed to indemnify Buyer under this Agreement, and (ii) any breach of representations, warranties, covenants, or agreements by Seller under this Agreement which are not waived or deemed waived under Section 12.1, 4.12 or 8.2 of this Agreement or this Article XI of this Agreement. The Seller’s obligations under this Section 11.2(a) are limited as provided in Section 11.3. (b) Buyer’s Indemnification of Seller. Buyer assumes all risk, liability, obligation and Losses in connection with, and Buyer shall indemnify, release save and hold harmless Seller, its officers, directors, employees and agents, from and against all Losses which arise from or in connection with (i) any matter for which Buyer has agreed to indemnify Seller under this Agreement, (ii) any breach of representations, warranties, covenants, or agreements by Buyer under this Agreement which are not waived or deemed waived under Section 12.1, Section 5.8 and Section 8.1 of this Agreement or this Article XI of this Agreement, and (iii) the Assumed Obligations. The Buyer’s obligations under this Section 11.2(b) are limited as provided in Section 11.3. (c) Sole and Exclusive Remedy. THE INDEMNITIES CONTAINED IN THIS ARTICLE XI SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES HERETO, THEIR AFFILIATES, SUCCESSORS AND ASSIGNS WITH RESPECT TO ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THIS 18

AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY PROVISION HEREOF OR THE BREACH OR PERFORMANCE THEREOF. (d) Express Negligence. BUYER UNDERSTANDS AND AGREES THAT BUYER’S INDEMNITY OBLIGATIONS UNDER THIS ARTICLE XI INCLUDE AND COVER INDEMNIFICATION FOR CERTAIN CLAIMS ARISING FROM ITS INDEMNITEE’S NEGLIGENCE, AS AND TO THE EXTENT PROVIDED HEREIN. SELLER UNDERSTANDS AND AGREES THAT SELLER’S INDEMNITY OBLIGATIONS UNDER THIS ARTICLE XI INCLUDE AND COVER INDEMNIFICATION FOR CERTAIN CLAIMS ARISING FROM ITS INDEMNITEE’S NEGLIGENCE, AS AND TO THE EXTENT PROVIDED HEREIN. Section 11.3 Survival. (a) The indemnity and other obligations of Seller contained in Section 11.2(a) of this Agreement shall survive Closing only for the Survival Period. (b) The indemnity and other obligations of Buyer contained in Section 11.2(b) of this Agreement shall survive Closing until the statute of limitations for such matters expires (except for those indemnities and obligations with respect to the representations and warranties in Section 5.5 and Section 5.6 which will survive Closing only for the Survival Period). (c) All liability or obligation of any Party with respect to any indemnity or other obligation contained in Section 11.1 or Section 11.2(a), or (b) of this Agreement shall lapse and be of no further force or effect with respect to any matters not described in reasonable detail in a Claim Notice delivered to such Party by the other Party on or prior to the end of the applicable period described in Section 11.3(a) or (b). (d) The provisions of, Section 11.2(c) and (d), 11.3, 11.4, 11.5, 11.6, 11.7, 11.8 and 11.9 shall survive termination of this Agreement and Closing without limitation. Section 11.4 Procedure. The indemnifications contained in this Article XI shall be implemented as follows: (a) Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written “Claim Notice” to the other Party (“Indemnifying Party”) which, to be effective, must state: (i) the amount of each payment claimed by an Indemnified Party to be owing, (ii) the basis for such claim, with supporting documentation, and (iii) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within 30 days after receipt of the Claim Notice, or after the amount of such payment has been finally established, whichever last occurs; provided, however, that any objection to the Claim Notice by the Indemnifying Party must be provided to the Indemnified Party within 15 days of receipt of the Claim Notice, or the Indemnifying Party waives its right to protest the Claim. Any undisputed portion of the Claim must be paid within 30 days of receipt of the Claim Notice. 19

(b) Information. Within 60 days after the Indemnified Party receives notice of a claim or legal action by a third party that may result in a Loss for which indemnification may be sought under this Agreement (a “Claim”), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party made within 60 days after receipt of such notice, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party’s choice. No settlement of a Claim can result in any liability or cost to the Indemnified Party for which it is entitled to be indemnified hereunder without its consent. If the Indemnifying Party elects to assume control, (i) any expense incurred by the Indemnifying Party thereafter for investigation or defense of the matter shall be borne by the Indemnifying Party, and (ii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim, legal action, or other matter. In the absence of such an election to assume control by the Indemnifying Party, the Indemnified Party will use commercially reasonable efforts to defend, at the Indemnifying Party’s expense, any claim, legal action or other matter to which such other Party’s indemnification under this Article XI applies until the Indemnifying Party assumes such defense, and, if the Indemnifying Party fails to assume such defense within the time period provided above, settle the same in the Indemnified Party’s reasonable discretion at the Indemnifying Party’s expense. If such a Claim requires immediate action, the Parties agree to cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either Party’s position with respect to such Claim. Section 11.5 No Insurance; Subrogation. The indemnifications provided in this Agreement shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns including, without limitation, any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from their respective insurers. Section 11.6 Reservation as to Non-Parties. Nothing herein is intended to limit or otherwise waive any recourse Buyer or Seller may have against any Person not a Party to this Agreement for any obligations or liabilities that may be incurred with respect to the Assets. Section 11.7 Consequential Damages. Notwithstanding anything set forth in this Agreement, Buyer and Seller, on behalf of themselves and their respective Affiliates, expressly waive any and all rights to consequential, special, incidental, punitive, or exemplary damages and loss of profits resulting from a breach of this Agreement, including under or with respect to any indemnifications required hereby, and agree that the indemnifications set forth herein shall not include or cover any consequential, special, incidental, punitive, or exemplary damages or loss of profits (except to the extent constituting direct damages). Nothing in this Section 11.7 shall constitute a waiver by any Party to a claim under this Article XI with respect to diminution in value to the extent diminution in value is expressly included in the definition of the “Losses” covered by the Section of this Article under which the claim is made. 20

Section 11.8 No Derivative Liability. Notwithstanding anything set forth in this Agreement, the Closing Deliveries or otherwise, no direct or indirect (through tiered ownership or otherwise) advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, partner, member, owner, investor, lender, representative or agent of a Party or its applicable Affiliates shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any Closing Deliveries or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the other Party and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of such Party (or, if expressly applicable, the assets of such Party’s Affiliate) for the payment of any claim or for any performance, and each other Party, on behalf of itself and its successors and assigns, hereby waive any and all such personal liability. Section 11.9 Attorneys’ Fees. If it shall be necessary for any Party to this Agreement to employ an attorney to enforce its rights pursuant to this Agreement, the non-prevailing Party shall reimburse the prevailing Party for its reasonable attorneys’ fees and the reasonable attorneys’ fees of the prevailing Party’s applicable Affiliates, if any, in such proceeding. ARTICLE XII MISCELLANEOUS Section 12.1 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the Transaction shall be paid by the Party incurring the same, including without limitation, engineering, land, title, legal and accounting fees, costs and expenses. This Section 12.1 shall survive termination of this Agreement and Closing. Section 12.2 Notices. All notices and communications required or permitted under this Agreement (a “Notice”) shall be in writing and addressed as set forth below. Any Notice shall be deemed to have been duly made and the receiving Party charged with notice (a) if personally delivered, or sent by registered or certified mail, or nationally recognized overnight courier, when received; (b) if sent by electronic transmission (with read receipt requested); and (c) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver the Notice; provided, however, that if a Notice is sent by electronic transmission, the party sending the Notice also must send, on the same date, a confirmation copy of the Notice (including the acknowledgement/transmission report described above) by one of the other methods set forth in this Section. All Notices shall be addressed as follows: If to Seller. Pinedale Corridor, LP 1100 Walnut Street, Suite 3350 Kansas City, MO 64106 Attn: Rebecca M. Sandring Email: BSandring@corenergy.reit With a copy to: 21

Husch Blackwell LLP 4801 Main Street, Ste. 1000 Kansas City, MO 64112 Attn: Steven F. Carman Email: steve.carman@huschblackwell.com If to Buyer: Ultra Wyoming, LLC 116 Inverness Drive East, Suite 400, Englewood, CO 80112 Attention: David W. Honeyfield, Senior Vice President and Chief Financial Officer Email: dhoneyfield@ultrapetroleum.com With a copy to: Ultra Wyoming, LLC 116 Inverness Drive East, Suite 400, Englewood, CO 80112 Attention: Legal Department Email: kkerr@ultrapetroleum.com Kirkland & Ellis LLP 609 Main Street Houston TX 77002 Attention: Christopher Heasley Email: Christopher.Heasley@kirkland.com Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made. Section 12.3 Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver. Section 12.4 Assignment. Neither Party may assign all or any portion of its rights or delegate all or any portion of its duties hereunder without the prior written consent of the other Party. Any assignment or delegation made in violation of this Section 12.4 shall be null and void. In the event a Party consents in writing to the other Party’s assignment or delegation of its rights or duties hereunder, the assigning or delegating Party shall not be released from any of its liabilities or obligations hereunder, and no such assignment or delegation shall increase the burden on the non-assigning or non-delegating Party, and the non-assigning or non-delegating Party may continue to look to the assigning or delegating Party for all purposes under this Agreement. Section 12.5 Counterparts/PDF and Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. PDF and facsimile signatures shall be considered binding. The Parties agree to exchange originally executed counterparts of this Agreement within three (3) Business Days of the request of a Party hereto. 22

Section 12.6 GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER. THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS AND ANY DISPUTE RESOLUTION CONDUCTED PURSUANT HERETO AND THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS EXCEPT AS MAY OTHERWISE BE REQUIRED FOR REAL PROPERTY ISSUES UNDER THE CONFLICT OF LAWS PRINCIPLES OF WYOMING. THE PARTIES IRREVOCABLY AGREE THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Section 12.7 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. Section 12.8 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Section 12.9 No Third-Party Beneficiaries. This Agreement is intended to benefit only the Parties hereto and their respective permitted successors and assigns. This Section 12.9 shall survive termination of this Agreement and Closing. Section 12.10 Time of the Essence. It is expressly agreed by the Parties hereto that time is of the essence with respect to this Agreement and the obligations and duties of the Parties hereunder. Section 12.11 No Waiver. Except as and to the extent expressly provided herein, (a) the failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision, and (b) no waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Section 12.12 Waiver of Trial by Jury. NEITHER SELLER NOR BUYER SHALL HAVE THE RIGHT TO SEEK A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE TERMS OF THIS AGREEMENT OR ANY CLOSING DELIVERY, THE TRANSACTION CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS 23

INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO. This Section 12.12 shall survive termination of this Agreement and Closing. Section 12.13 Further Assurances. In furtherance of the provisions of this Agreement, Buyer agrees to take and cause its Affiliates to take, and Seller agrees to take and cause its Affiliates to take, such commercially reasonable further actions and to execute, deliver and file such further reasonable documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement (including, but not limited to, any documentation required to be filed with the BLM or other governmental authority to effectuate a transfer of the BLM Easements or other easements contemplated herein), but only if such actions and documents are consistent with the terms of this Agreement and do not expand or otherwise vary from the obligations and liabilities of such Persons under this Agreement and the Closing Deliveries. Unless otherwise provided in this Agreement, any and all such documents and instruments shall be prepared by, or at the direction of, the requesting Party, at the requesting Party’s sole cost and expense, and shall be in form and substance reasonably acceptable to the other Party. This Section 12.13 shall survive Closing. Section 12.14 Waiver of Right of Rescission. Seller and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following the Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby. [Remainder of Page Intentionally Blank Signature Pages Follow] 24

Executed as of the Execution Date. Buyer: ULTRA WYOMING, LLC, a Delaware limited liability company By: /s/ Kason D. Kerr Name: Kason D. Kerr Title: Vice President, General Counsel and Corporate Secretary Signature Page to Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement

Seller: By: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By: /s/ David J. Schulte_____________________ Name: David J. Schulte Title: President Signature Page to Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement

Exhibit A To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement Assignment of Jensen Easements to Buyer ASSIGNMENT OF EASEMENTS AND TRANSFER OF IMPROVEMENTS (LGS) [Jensen Easements] This Assignment of Easements and Transfer of Improvements (LGS) [Jensen Easements] (this “Assignment”) is executed and delivered as of [●], 2020 (the “Effective Date”) by and between PINEDALE CORRIDOR, LP., a Delaware limited partnership (“Assignor”) and ULTRA WYOMING, LLC, a Delaware limited liability company (“Assignee”). This Assignment is executed pursuant to, and is made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated [●], 2020, between Assignor, as seller, and Assignee, as buyer (the “Purchase Agreement”), and is subject to the terms and conditions thereof. This Assignment is made without representation or warranty by Assignor except as and to the extent expressly provided in the Purchase Agreement and this Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, does by these presents GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor’s right, title, and interest in and to, the following (collectively, the “Properties”): 1. Easements. An assignment of the easement estate under the following easements, which assignment shall constitute an assignment of all of Assignor’s right, title, and interest in, to and under, the following easements (the “Easement Rights”): (a) Jensen Easement 1: That certain Grant of Pipeline Easements (“Jensen Easement 1”) dated June 24, 2010, recorded in Book 95, Page 423 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen (the “Easement 1 Grantor”), as grantor, to Ultra Resources, Inc. (“Resources”), as grantee, as amended and restated pursuant to Amended and Restated Grant of Pipeline Easements from the John W. Jensen Family Trust, as grantor, to Ultra Wyoming, Inc. and lessee, as granted, dated the 19th day of June, 2013 but effective as of June 24, 2010, and recorded in Book 104 Misc., Page 291 of Records of Sublette County Clerk’s Office, Sublette County, Wyoming (“Jensen Easement 1”), and covering the property described on Exhibit B attached hereto (the “Easement 1 Grantor Property”), which property is located within the following described property: (i) Resurvey Township 31 North, Range 108 West, 6th P.M. Section 18: Lot 1 (ii) Resurvey Township 31 North, Range 108 West, 6th P.M. Section 18: SW1/4SE1/4 KE 69402210

(b) Jensen Easement 2: That certain Grant of Pipeline Easements (“Jensen Easement 2”) dated June 24, 2010, recorded in Book 95, Page 418 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John W. Jensen, and individually (in such capacities, the “Easement 2 Grantor”) as grantor, to Resources, as grantee, as amended and restated pursuant to Amended and Restated Grant of Pipeline Easements from the John W. Jensen Family Trust, as grantor, to Ultra Wyoming and lessor, as grantee, dated the 19th day of June, 2013 but effective as of June 24, 2010, and recorded in Book 104 Misc., Page 303 of the Records of Sublette County Clerk’s Office, Sublette County, Wyoming (the “Jensen Easement 2”), and covering the property described on Exhibit C attached hereto (the “Easement 2 Grantor Property”), which property is located within the following described property: (i) Resurvey Township 31 North, Range 109 West, 6th P.M. Section 12: S1/2SE1/4 Section 13: N1/2NE1/4 (ii) Resurvey Township 31 North, Range 109 West, 6th P.M. Section 13: NE1/4NW1/4 For purposes of this Assignment, the portion of the Easement 1 Grantor Property underlying, subject to and covered by Jensen Easement 1 and the portion of the Easement 2 Grantor Property underlying, subject to and covered by Jensen Easement 2 shall be referred to as the “Easement Land”. 2. Improvements. All of the improvements and fixtures used directly in connection with the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit A, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells, along with any other structures, pipelines, gathering lines or other equipment useful in gathering, collecting or delivering condensate and water, together with associated natural gas and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements (the “Liquids Gathering System”) located on the Easement Land, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters. TO HAVE AND TO HOLD THE PROPERTIES UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER. ASSIGNOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE PROPERTIES UNTO ASSIGNEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER ASSIGNOR AND ITS AFFILIATES, BUT NOT OTHERWISE. Assignor transfers to Assignee, to the extent so 2 transferable, the full right of substitution and subrogation, concurrent with a retained right by Assignor, in and to all covenants of warranty heretofore given or made with respect to the Properties by parties other than Assignor. Any references herein or in any Exhibit hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Assignor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement. OTHER PROVISIONS: A. This Assignment is made, delivered and accepted pursuant to and is subject to the terms and provisions of the Purchase Agreement, which shall survive delivery of this Assignment as provided in the Purchase Agreement. To the extent of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. The transfer of the Properties pursuant to this Assignment is intended to be without duplication to the transfer of assets and properties described in the other Closing Deliveries executed and delivered by Assignor and Assignee in connection with the transactions contemplated in the Purchase Agreement, and Assignor and Assignee instruct, agree and confirm it is their mutual intention that this Assignment be construed to avoid duplicative transfers of the assets and properties described in such Closing Deliveries. So, solely by way of example, if any of the Easement Rights or Improvements are also the sort of property right that could be considered assigned or transferred by one of the other Closing Deliveries, such Easement Rights or Improvements shall be construed to have been conveyed only once, and not more than once, pursuant to this Assignment and any such other Closing Deliveries. B. Assignee hereby assumes and agrees to pay and perform the obligations and liabilities of “Grantee” under the Jensen Easement 1 and the Jensen Easement 2, to the extent appurtenant to the Easement Rights, but only as and to the extent of the Easement Rights assigned hereunder, and only to the extent such obligations and liabilities arise or accrue from and after the Effective Date. C. This Assignment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Assignment. D. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits to instruments on file in public records are intended to constitute, and do constitute, notice of such instruments for all purposes. Unless otherwise provided, all recording references in such exhibits are to the appropriate records of Sublette County, Wyoming. E. The provisions of Section 12.13 (Further Assurances) of the Purchase Agreement are incorporated herein by reference. 3

F. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment shall remain in full force and effect. Any provision of this Assignment held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Schedule of Exhibits: Exhibit A: Map of Pipelines and Gathering Facilities Exhibit B: Description of Easement 1 Grantor Property Exhibit C: Description of Easement 2 Grantor Property [Remainder of Page Intentionally Blank Signature Pages Follow] *** 4

Executed as of the Effective Date. ASSIGNOR: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By: ________________________ [●] Address of Assignee: 1100 Walnut Street, Suite 3350 Kansas City, Missouri 64106 STATE OF [●]§ § COUNTY OF [●] § This instrument was acknowledged before me on [●], 2020 by [●], the [●] of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership. ____________________________________ Notary Public in and for The State of [●] My Commission Expires:

ASSIGNEE: ULTRA WYOMING, LLC A Delaware limited liability company By: ______________________________ [●] [●] Address of Assignor: 116 Inverness Drive East, Suite 400 Englewood, Colorado 80112 STATE OF [●]§ § COUNTY OF [●]§ This instrument was acknowledged before me on [●], 2020 by [●], [●] of ULTRA WYOMING, LLC, a Delaware limited liability company, on behalf of the company. ____________________________________ Notary Public in and for The State of [●] My Commission Expires:

Exhibit A To Assignment of Easements and Transfer of Improvements (LCS) [Jensen Easements] Map of Pipelines and Gathering Facilities [Insert Exhibit F from the PSA]

Exhibit B To Assignment of Easements and Transfer of Improvements (LCS) [Jensen Easements] Description of Easement 1 Grantor Property [Insert Exhibit G from the 2013 Amendment]

Exhibit C To Assignment of Easements and Transfer of Improvements (LCS) [Jensen Easements] Description of Easement 2 Grantor Property [Insert Exhibit H from the 2013 Amendment]

Exhibit B To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement BLM Request for Consent to Assignment to Ultra Resources [See following]

United States Department of the Interior Bureau of Land Management Wyoming State Ofﬁce Caseﬁle Exhibit "A" . [Serial Number] Assignor Consent Pinedale Corridor, LP does hereby consent to assign to [Name of Assignor as shown on existing grant] Ultra Wyomin g, LLC , all undivided right, title, and interest in and [Name of Assignee as shown on application] to right-of-way grant number Exhibit "A" , if approved by the United States [Serial Number] Department of Interior, Bureau of Land Management. ____________________________________ ____________________ Signature of Assignor Date ____________________________________ Print Name of Assignor ____________________________________ Title Assignee Agreement Ultra Wyomin g, LLC does hereby make application for approval [Name of Assignee as shown on application] of the above assignment of right-of-way grant number Exhibit "A" . This application [Serial Number] is made pursuant to the regulations in 43 CFR Part 2800/2880. Ultra Wyomin g, LLC , the undersigned applicant, agrees to [Name of Assignee as shown on application] comply with and be bound by all terms and conditions of the right-of-way grant. __________________________________ ____________________ Signature of Assignee Date __________________________________ Print Name of Assignee __________________________________ Title WY 2800-1 (1_08)

Exhibit C To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement List of BLM Easements [See following] KE 69402211

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
WY8142	WYW-176857	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	178	359612	SUBLETTE	WY	**T31N R109W** SEC 2: LOT 4
WY8143	WYW-176863	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	223	359615	SUBLETTE	WY	**T32N R109W** SEC 35: SESW, W2SE
WY8144	WYW-176856	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	164	359611	SUBLETTE	WY	**T31N R109W** SEC 3: LOT 3, SWNE, E2NW, N2SW, SWSW, NWSE SEC 4: SESE SEC 10: NWNW
WY8146	WYW-176861	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	209	359614	SUBLETTE	WY	**T31N R109W** SEC 2: LOT 4 SEC 3: LOT 1 **T32N R109W** SEC 26: S2SW SEC 27: S2NW, E2SW, S2SE SEC 34: SWNE, E2NW, NESW, W2SE, SESE SEC 35: NWNE, N2NW
WY8148	WYW-176858	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	192	359613	SUBLETTE	WY	**T31N R109W** SEC 2: LOT 4 SEC 3: LOT 1 SEC 4. LOT 1 **T32N R109W** SEC 27: W2SW SEC 28: S2NE, N2SE SEC 33: NENE, E2SE SEC 34: S2NW, N2SW, SWSW, W2SE, SESE
WY8150	WYW-176864	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	237	359616	SUBLETTE	WY	**T31N R109W** SEC 2: LOT 4 SEC 3 LOT 1 **T32N R109W** SEC 27: S2NW, W2SW SEC 34: E2NW, NESW, W2SE, SESE
WY8152	WYW-176866	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	251	359617	SUBLETTE	WY	**T31N R109W** SEC 3: SWNE, N2SW, SWSW, NWSE SEC 4: E2E2
WY8154	WYW-176868	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	265	359618	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 11, 14
WY8155	WYW-176885	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	446	359630	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 10, 11, 15, 16 SEC 5: LOTS 10, 13, 14, 15, 19, 20 SEC 8: LOTS 1, 2, 8
WY8156	WYW-176884	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	432	359629	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 7, 8, 10, 11 SEC 5: LOTS 5, 6 **T31N R108W** SEC 29: W2NW E2SW, SWSE SEC 30: NENE, S2NE, NWSE SEC 32: N2NE, SENE, SENW, E2SW. SWSE SEC 33: W2SW

2

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
WY8157	WYW-176883	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	418	359628	SUBLETTE	WY	**T30N R108W** SEC 3: LOTS 7, 8 SEC 4: LOTS 5, 6, 7, 8, 9, 10, 11 **T31N R108W** SEC 32: E2NE, NESE SEC 33: NWNW, SW SEC 34: SESW
WY8158	WYW-176869	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	278	359619	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 10, 11, 15, 16 SEC 5: LOTS 13, 20 SEC 8 LOTS 1, 7, 8, 9, 10
WY8159	WYW-176870	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	292	359620	SUBLETTE	WY	**T30N R108W** SEC 3: LOT 17 SEC 4: LOTS 14, 19, SESE SEC 9: LOTS 1, 8 SEC 10: LOTS 1, 2, 3, 4, 5, 11, 12, 14, 15, 16 SEC 15: LOTS 1, 7, 8, 9, 10
WY8161	WYW-176872	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	306	359621	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 14, 19, SESE SEC 9: LOTS 1, 2, 7-9 SEC 10: LOTS 5, 11-15 SEC 15: LOTS 2, 4, 5, 7, 9, 15, 16 SEC 22: LOTS 1, 2, 8 SEC 23: LOTS 4-6
WY8163	WYW-176874	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	320	359622	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 9-11, 15, 16 SEC 5: LOTS 13, 15 SEC 8: LOT 1 SEC 9: LOT 4
WY8164	WYW-176875	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	334	359623	SUBLETTE	WY	**T30N R108W** SEC 4: LOTS 8-11 T31N R108W SEC 29: S2NW, NESW, W2SE SEC 32: SENE, N2NE, N2SE, SWSE SEC 33: N2NW, N2SW, SWSW
WY8165	WYW-176876	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	363	359624	SUBLETTE	WY	**T30N R108W** SEC 3. LOT 17 SEC 4. LOTS 14, 19, SESE SEC 10: LOTS 3, 4
WY8167	WYW-176878	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	377	359625	SUBLETTE	WY	**T30N R108W** SEC 4, LOTS 11, 14
WY8168	WYW-176879	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	390	359626	SUBLETTE	WY	**T30N R108W** SEC 2: LOTS 16, 17 SEC 3. LOTS 7, 10, 11, 14, 17, 18, 1920 SEC 4: LOTS 14, 19, SESE SEC 10: LOTS 1, 2, 3, 4
WY8170	WYW-176881	ULTRA RESOURCES. INC	6/17/2009	100 Misc.	404	359627	SUBLETTE	WY	**T30N R108W** SEC 4. LOTS 14, 19, SESE SEC 9: LOTS 1, 8

3

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
									SEC 10: LOTS 5, 11, 12, 14-16 SEC 11: 8-10, 13, 14 SEC 14: LOTS 3, 4 SEC 15: LOT 1
WY8192	WYW-178598	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	460	359631	SUBLETTE	WY	**T31N R108W** SEC 7: S2SE SEC 18: NWNE, NENW SEC 19: SESE, W2SE, NESW, NW SEC 29: NENE SEC 30: W2NW **T31N R109W** SEC 13: SENW, NESW, W2SE, SESE SEC 24: NENE
WY8193	WYW-178599	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	475	359632	SUBLETTE	WY	**T31N R109W** SEC 12: SWSW SEC 13: W2NW, SENW, NESW, W2SE, SESE SEC 24: NENE
WY8194	WYW-178600	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	489	359633	SUBLETTE	WY	**T31N R109W** SEC 12: SWSW SEC 13: W2NW, SENW, NESW, W2SE, SESE SEC 24: NENE
WY8195	WYW-178601	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	503	359634	SUBLETTE	WY	**T31N R108W** SEC 18: NESW SEC 19: NWNE, N2NW, SENW
WY8196	WYW-178602	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	517	359635	SUBLETTE	WY	**T31N R108W** SEC 19: LOT 1, W2NE, E2NW, NESW, W2SE, SESE SEC 29: W2NW SEC 30: NENE
WY8197	WYW-178603	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	546	359636	SUBLETTE	WY	**T31N R109W** SEC 13: S2NW, NESW, W2SE, SESE SEC 14: NESW, S2SW, N2SE, SWSE SEC 23: NWNW, W2SE, SESE SEC 24: NENE, S2NE, SENW, NESW, S2SW SEC 25: N2NW
WY8198	WYW-178604	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	560	3 59637	SUBLETTE	WY	**T31N R108W** SEC 19: LOT 1, 3, W2NW, SENW, SW **T31N R108W** SEC 13: W2NW, SENW, NESW, W2SE. SESE SEC 14: SE SEC 24: NENE, S2NE, NWNW, SENW, E2SW, NESE SEC 25: W2NE, SENE, NWSE, N2NW
WY8199	WYW-178613	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	574	359638	SUBLETTE	WY	**T30N R108W** SEC 6: N2NE **T31N R108W** SEC 19: LOT 1, S2NW, NESW, W2SE, SESE SEC 29: W2NW, E2SW, SWSE SEC 30: LOT 2, NENE SEC 31: E2SW SESE SEC 32: W2NE, SENW, NESW, S2SW

4

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
									T31N R109W SEC 24: NENE, S2NE, SENW, W2SW SEC 25: W2NE, SENE, NENW
WY8200	WYW-178614	ULTRA RESOURCES. INC.	4/19/2010	100 Misc.	594	359639	SUBLETTE	WY	**T30N R108W** SEC 5: LOT 8 SEC 6: LOTS 8, 9 **T31N R108W** SEC 19: LOT 1, S2NW, NESW, W2SE, SESE SEC 29: W2NW, E2SW, SWSE SEC 30: E2NE SEC 31: E2SW, S2SE SEC 32: W2NE, SENW, NESW, S2SW **T31N R109W** SEC 24: NENE
WY8203	WYW-178617	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	619	359640	SUBLETTE	WY	**T31N R108W** SEC 19: LOT 1, N2NW **T31N R109W** SEC 24: NENE
WY8210	WYW-178656	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	633	359641	SUBLETTE	WY	**T30N R108W** SEC 23: LOT 15 SEC 24: LOT 13 SEC 25: LOT 4
WY8211	WYW-178657	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	651	359642	SUBLETTE	WY	**T30N R108W** SEC 11: LOTS 8, 9, 10, 14 SEC 12: LOTS 11, 12 SEC 13: LOTS 3, 5 SEC 14: LOTS 3, 4, 5 SEC 15: LOTS 1, 7, 8, 9, 10, 16 SEC 22: LOT 1 SEC 23: LOTS 1, 2. 4, 5, 6, 7, 10, 15, SWSE SEC 24: LOTS 4, 5 SEC 25: LOTS 1, 3, 4, 6, 7
WY8212	WYW-178658	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	676	359643	SUBLETTE	WY	**T30N R107W** SEC 30: LOTS 9, 10 **T30N R108W** SEC 25: LOTS 3, 4, 5, 7, 8
WY8213	WYW-178659	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	690	359644	SUBLETTE	WY	**T30N R108W** SEC 21: LOTS 1, 2 SEC 22: LOTS 3, 4, 5 SEC 23: LOTS 4, 5, 6, 9, 10, 11, 12, SWSE
WY8214	WYW-178660	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	704	359645	SUBLETTE	WY	**T30N R108W** SEC 23: LOTS 10, 11, 12, 13, 15, SWSE SEC 25: LOTS 3 , 4, 5, 6, 7, 8, 10, 12, 16 SEC 26: LOTS 4, 5, 6, 8, 9

5

Exhibit D To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement BLM Easements Assignment to Ultra Resources / BLM Filing [See following]

STANDARD FORM 299 (REV. 3/2020) FORM APPROVED OMB Control Number: 0596-0249 APPLICATION FOR TRANSPORTATION, UTILITY SYSTEMS, TELECOMMUNICATIONS AND FACILITIES Expiration Date: 2/28/2023 ON FEDERAL LANDS AND PROPERTY FOR AGENCY USE ONLY NOTE: Before completing and filing the application for an authorization (easement, right-of-way, lease, license or permit), the Application Number applicant should completely review this package, including instructions, and schedule a pre-application meeting with representatives of the agency responsible for processing the application. Each agency may have specific and unique Date Filed requirements to be met in preparing and processing the application. Many times, with the help of the agency representative, the application can be completed at the pre-application meeting. 1. Name and address of applicant 2. Name and address of authorized agent if different 3. Applicant telephone number and from item 1 email: Authorized agent telephone number and email: 4. As applicant are you? (check one) 5. Specify what application is for: (check one) a. Individual a. New authorization b. Corporation* b. Renewing existing authorization number c. Partnership/Association* c. Amend existing authorization number d. State Government/State Agency d. Assign existing authorization number e. Local Government e. Existing use for which no authorization has been received * f. Federal Agency f. Other* * If checked, complete supplemental page * If checked, provide details under item 7 6. If an individual, or partnership, are you a citizen(s) of the United States? Yes No 7. Project description (describe in detail): (a) Type of use or occupancy, (e.g., canal, pipeline, road, telecommunications); (b) related structures and facilities; (c) physical specifications (Length, width, grading, etc.); (d) term of days/years needed; (e) time of year of use or operation; (f) Volume or amount of product to be transported; (g) duration and timing of construction; and (h) temporary work areas needed for activity/construction (Attach additional sheets, if additional space is needed.) 8. Attach a map covering area and show location of project proposal. 9. State or Local government approval: Attached Applied for Not Required 10. Nonrefundable application fee: Attached Not required To be determined by agency 11. Does project cross international boundary or affect international waterways? Yes No (if "yes," indicate on map) 12. Give statement of your technical and financial capability to construct, operate, maintain, and terminate system for which authorization is being requested.

STANDARD FORM 299 (REV. 3/2020) PAGE 2 13a. Describe other alternative locations considered. b. Why were these alternatives not selected? c. Give explanation as to why it is necessary to use or occupy Federal assets (lands or buildings). 14. List authorizations and pending applications filed for similar projects which may provide information to the authorizing agency. (Specify number, date, code, or name) 15. Provide statement of need for project, including the economic feasibility and items such as: (a) cost of proposal (construction, operation, and maintenance); (b) estimated cost of next best alternative; and (c) expected public benefits. 16. Describe probable effects on the population in the area, including the social and economic aspects, and the rural lifestyles. 17. Describe likely environmental effects that the proposed project will have on: (a) air quality; (b) visual impact; (c) surface and ground water quality and quantity; (d) the control or structural change on any stream or other body of water; (e) existing noise levels; and (f) the surface of the land, including vegetation, permafrost, soil, and soil stability; and, (g) historic or archaeological resources or properties. 18. Describe the probable effects that the proposed project will have on (a) populations of fish, plant life, wildlife, and marine life, including threatened and endangered species; and (b) marine mammals, including hunting, capturing, collecting, or killing these animals. 19. State whether any hazardous material, as defined in this paragraph, would be used, produced, transported or stored on or in a federal building or federal lands or would be used in connection with the proposed use or occupancy. “Hazardous material” shall mean (a) any hazardous substance under section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. § 9601(14); (b) any pollutant or contaminant under section 101(33) of CERCLA, 42 U.S.C. § 9601(33); (c) any petroleum product or its derivative, including fuel oil, and waste oils; and (d) any hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, ignitable, reactive or corrosive materials, pollutant, contaminant, element, compound, mixture, solution or substance that may pose a present or potential hazard to human health or the environment under any applicable environmental laws. The holder shall not store any hazardous materials at the site without prior written approval from the authorized officer. This approval shall not be unreasonably withheld. If the authorized officer provides approval, this permit shall include (or in the case of approval provided after this permit is issued, shall be amended to include) specific terms addressing the storage of hazardous materials, including the specific type of materials to be stored, the volume, the type of storage, and a spill plan. Such terms shall be proposed by the holder and are subject to approval by the authorized officer. 20. Name all the Federal Department(s)/Agency(ies) where this application is being filed. I HEREBY CERTIFY, That I am of legal age and authorized to do business in the State and that I have personally examined the information contained in the application and believe that the information submitted is correct to the best of my knowledge. Signature of Applicant Date Title 18, U.S.C. Section 1001, makes it a crime for any person knowingly and willfully to make to any department or agency of the United States any false, fictitious, or fraudulent statements or representations as to any matter within its jurisdiction.

STANDARD FORM 299 (REV. 3/2020) PAGE 3

GENERAL INFORMATION
ALASKA NATIONAL INTEREST LANDS

This application will be used when applying for a right-of-way, permit, license, lease, or certificate for the use of Federal lands which lie within conservation system units and National Recreation or Conservation Areas as defined in the Alaska National Interest lands Conservation Act. Conservation system units include the National Park System, National Wildlife Refuge System, National Wild and Scenic Rivers System, National Trails System, National Wilderness Preservation System, and National Forest Monuments.

Transportation utility systems telecommunication installations facility uses for which the application may be used are:

1. Canals, ditches, flumes, laterals, pipes, pipelines, tunnels, and other systems for the transportation of water.

2. Pipelines and other systems for the transportation of liquids other than water, including oil, natural gas, synthetic liquid and gaseous fuels, and any refined product produced therefrom.

3. Pipelines, slurry and emulsion systems, and conveyor belts for transportation of solid materials.

4. Systems for the transmission and distribution of electric energy.

5. Wired and wireless systems for transmission or reception of radio, television, telephone, telegraph, and other electronic signals, and other means of communications.

6. Improved right-of-way for snow machines, air cushion vehicles, and all-terrain vehicles.

7. Roads, highways, railroads, tunnels, tramways, airports, landing strips, docks, and other systems of general transportation.

This application must be filed simultaneously with each Federal department or agency requiring authorization to establish and operate your proposal.

In Alaska, the following agencies will help the applicant file an application and identify the other agencies the applicant should contact and possibly file with:

Department of Agriculture
Regional Forester, Forest Service (USFS)
P.O. Box 21628
Juneau, Alaska 99802-1628
Telephone: (907) 586-7847
(or a local Forest Service Office)

Department of the Interior
Bureau of Indian Affairs (BIA)
Alaska Regional Office
709 West 9th Street
Juneau, Alaska 99802
Telephone: (907) 586-7177

Department of the Interior
Alaska State Office
Bureau of Land Management
222 West 7th Avenue #13
Anchorage, Alaska 99513
Public Room: 907-271-5960
FAX: 907-271-3684
(or a local BLM Office)

U.S. Fish & Wildlife Service (FWS)
Office of the Regional Director
1011 East Tudor Road
Anchorage, Alaska 99503
Telephone: (907) 786-3440

National Park Service (NPS)
Alaska Regional Office
240 West 5th Avenue
Anchorage, Alaska 99501
Telephone: (907) 644-3510

Note - Filings with any Interior agency may be filed with any office noted above or with the Office of the Secretary of the Interior, Regional Environmental Officer, P.O. Box 120, 1675 C Street, Anchorage, Alaska 99513.

Department of Transportation
Federal Aviation Administration
Alaska Region AAL-4, 222 West 7th Ave., Box 14
Anchorage, Alaska 99513-7587
Telephone: (907) 271-5285

NOTE - The Department of Transportation has established the above central filing point for agencies within that Department. Affected agencies are: Federal Aviation Administration (FAA), Coast Guard (USCG), Federal Highway Administration (FHWA), Federal Railroad Administration (FRA).

OTHER THAN ALASKA NATIONAL INTEREST LANDS

Use of this form is not limited to National Interest Conservation Lands of Alaska.

Individual department/agencies may authorize the use of this form by applicants for transportation, utility systems, telecommunication installations and facilities on other Federal lands outside those areas described above.

For proposals located outside of Alaska, applications will be filed at the local agency office or at a location specified by the responsible Federal agency.

SPECIFIC INSTRUCTIONS
(Items not listed are self-explanatory)

7 Attach preliminary site and facility construction plans. The responsible agency will provide instructions whenever specific plans are required.

8 Generally, the map must show the section(s), township(s), and range(s) within which the project is to be located. Show the proposed location of the project on the map as accurately as possible. Some agencies require detailed survey maps. The responsible agency will provide additional instructions.

9, 10, and 12 The responsible agency will provide additional instructions.

13 Providing information on alternate locations in as much detail as possible, discussing why certain locations were rejected and why it is necessary to use Federal assets will assist the agency(ies) in processing your application and reaching a final decision. Include only reasonable alternate locations as related to current technology and economics.

14 The responsible agency will provide instructions.

15 Generally, a simple statement of the purpose of the proposal will be sufficient. However, major proposals located in critical or sensitive areas may require a full analysis with additional specific information. The responsible agency will provide additional instructions.

16 through 19 Providing this information with as much detail as possible will assist the Federal agency(ies) in processing the application and reaching a decision. When completing these items, you should use a sound judgment in furnishing relevant information. For example, if the project is not near a stream or other body of water, do not address this subject. The responsible agency will provide additional instructions.

Application must be signed by the applicant or applicant's authorized representative.

STANDARD FORM 299 (REV. 3/2020) PAGE 4 EFFECT OF NOT PROVIDING INFORMATION Disclosure of the information is voluntary. If all the information is not provided, the proposal or application may be rejected. DATA COLLECTION STATEMENT The Federal agencies collect this information from proponents and applicants requesting a right-of-way, permit, license, lease, or certification for use of Federal assets. The Federal agencies use this information to evaluate a proponent’s or applicant’s proposal to use Federal assets. BURDEN STATEMENT According to the Paperwork Reduction Act of 1995, an agency may not conduct or sponsor, and a person is not required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0249. The time required to complete this information collection is estimated to average 8 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. The authority to collect this information is derived from 47 U.S.C. 1455(c)(3) and 16 U.S.C. 3210. USDA NONDISCRIMINATION STATEMENT The U.S. Department of Agriculture (USDA) prohibits discrimination in all its programs and activities on the basis of race, color, national origin, age, disability, and where applicable, sex, marital status, familial status, parental status, religion, sexual orientation, genetic information, political beliefs, reprisal, or because all or part of an individual’s income is derived from any public assistance. (Not all prohibited bases apply to all programs.) Persons with disabilities who require alternative means for communication of program information (Braille, large print, audiotape, etc.) should contact USDA’s TARGET Center at 202-720-2600 (voice and TDD). To file a complaint of discrimination, write USDA, Director, Office of Civil Rights, 1400 Independence Avenue, SW, Washington, DC 20250-9410 or call toll free (866) 632-9992 (voice). TDD users can contact USDA through local relay or the Federal relay at (800) 877-8339 (TDD) or (866) 377-8642 (relay voice). USDA is an equal opportunity provider and employer. The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service.

STANDARD FORM 299 (REV. 3/2020) PAGE 5 SUPPLEMENTAL NOTE: The responsible agency(ies) will provide instructions CHECK APPROPRIATE BLOCK I - PRIVATE CORPORATIONS ATTACHED FILED * a. Articles of Incorporation b. Corporation Bylaws c. A certification from the State showing the corporation is in good standing and is entitled to operate within the State d. Copy of resolution authorizing filing e. The name and address of each shareholder owning 3 percent or more of the shares, together with the number and percentage of any class of voting shares of the entity which such shareholder is authorized to vote and the name and address of each affiliate of the entity together with, in the case of an affiliate controlled by the entity, the number of shares and the percentage of any class of voting stock of that affiliate owned, directly or indirectly, by that entity, and in the case of an affiliate which controls that entity, the number of shares and the percentage of any class of voting stock of that entity owned, directly or indirectly, by the affiliate. f. If application is for an oil or gas pipeline, describe any related right-of-way or temporary use permit applications, and identify previous applications. g. If application is for an oil and gas pipeline, identify all Federal lands by agency impacted by proposal. II - PUBLIC CORPORATIONS a. Copy of law forming corporation b. Proof of organization c. Copy of Bylaws d. Copy of resolution authorizing filing e. If application is for an oil or gas pipeline, provide information required by item "I - f" and "I - g" above. III - PARTNERSHIP OR OTHER UNINCORPORATED ENTITY a. Articles of association, if any b. If one partner is authorized to sign, resolution authorizing action is c. Name and address of each participant, partner, association, or other d. If application is for an oil or gas pipeline, provide information required by item "I - f" and "I - g" above. * If the required information is already filed with the agency processing this application and is current, check block entitled "Filed." Provide the file identification information (e.g., number, date, code, name). If not on file or current, attach the requested information.

Exhibit E To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement BLM Easements Assignment to Buyer/ County Filing ASSIGNMENT OF EASEMENTS AND TRANSFER OF IMPROVEMENTS (LGS) [BLM Easements] This Assignment of Easements and Transfer of Improvements (LGS) [BLM Easements] (this “Assignment”) is executed and delivered as of [●], 2020 (the “Effective Date) by and between PINEDALE CORRIDOR, LP., a Delaware limited partnership (“Assignor”) and ULTRA RESOURCES, INC., a Delaware corporation (“Assignee”). This Assignment is executed pursuant to, and is made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated [●], 2020, between Assignor, as seller, and Ultra Wyoming, LLC, a Delaware limited liability company, as buyer (the “Purchase Agreement”), and is subject to the terms and conditions thereof. This Assignment is made without representation or warranty by Assignor except as and to the extent expressly provided in the Purchase Agreement and this Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, does by these presents GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor’s right, title and interest in and to, the following (collectively, the “Properties”): 1. Easements. The easements described on Exhibit A attached hereto (collectively referred to herein as the “BLM Easements” or “Easement Rights”). For purposes of this Assignment, the land underlying, subject to and covered by the Easement Rights shall be referred to herein as the “Easement Land”. 2. Improvements. All of the improvements and fixtures used directly in connection with the the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit B, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells, along with another structures, pipelines, gathering lines or other equipment useful in gathering, collecting or delivering condensate and water, together with associated natural gas and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements (the “Liquids Gathering System”) located on the Easement Land, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water KE 69402212.5 storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters. TO HAVE AND TO HOLD THE PROPERTIES UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER. ASSIGNOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE PROPERTIES UNTO ASSIGNEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER ASSIGNOR AND ITS AFFILIATES, BUT NOT OTHERWISE. Assignor transfers to Assignee, to the extent so transferable, the full right of substitution and subrogation, concurrent with a retained right by Assignor, in and to all covenants of warranty heretofore given or made with respect to the Properties by parties other than Assignor. Any references herein or in any Exhibit hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Assignor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement. OTHER PROVISIONS: A. This Assignment is made and delivered and is accepted pursuant to and subject to the terms and provisions of the Purchase Agreement, which shall survive delivery of this Assignment as provided in the Purchase Agreement. To the extent of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. The transfer of the Properties pursuant to this Assignment is intended to be without duplication to the transfer of assets and properties described in the other Closing Deliveries executed and delivered by Assignor and Assignee in connection with the transactions contemplated in the Purchase Agreement, and Assignor and Assignee instruct, agree and confirm it is their mutual intention that this Assignment be construed to avoid duplicative transfers of the assets and properties described in such Closing Deliveries. So, solely by way of example, if any of the Easement Rights or Improvements are also the sort of property right that could be considered assigned or transferred by one of the other Closing Deliveries, such Easement Rights or Improvements shall be construed to have been conveyed only once, and not more than once, pursuant to this Assignment and any such other Closing Deliveries. B. Assignee hereby assumes and agrees to pay and perform the obligations and liabilities of the owner of the easement, permit and right-of-way rights under the BLM Easements, but only to the extent such obligations and liabilities arise or accrue from and after the Effective Date. C. This Assignment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Assignment. D. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits to instruments on file in public records are intended to constitute, and do constitute, notice of such instruments for all purposes. 2

Unless otherwise provided, all recording references in such exhibits are to the appropriate records of Sublette County, Wyoming. E. Separate assignments of the BLM Easements may be executed on forms promulgated by the Bureau of Land Management, Department of the Interior, by Assignor to Assignee in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, limitations, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed herein. F. The provisions of Section 12.13 (Further Assurances) of the Purchase Agreement are incorporated herein by reference. G. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment shall remain in full force and effect. Any provision of this Assignment held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Exhibit A: BLM Easements Exhibit B: Map of Pipelines and Gathering Facilities [Remainder of Page Intentionally Blank Signature Pages Follow] *** 3

Executed as of the Effective Date. ASSIGNOR: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By: ________________________ [●] Address of Assignee: 1100 Walnut Street, Suite 3350 Kansas City, Missouri 64106 STATE OF [●]§ § COUNTY OF [●] § This instrument was acknowledged before me on [●], 2020 by [●], the [●] of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership. ____________________________________ Notary Public in and for The State of [●] My Commission Expires:

ASSIGNEE: ULTRA RESOURCES, INC. A Delaware corporation By: ______________________________ [●] [●] Address of Assignor: 116 Inverness Drive East, Suite 400 Englewood, Colorado 80112 STATE OF [●]§ § COUNTY OF [●]§ This instrument was acknowledged before me on [●], 2020 by [●], [●] of ULTRA RESOURCES, INC., a Delaware corporation, on behalf of the corporation. ____________________________________ Notary Public in and for The State of [●] My Commission Expires:

Exhibit A To Assignment of Easements and Transfer of Improvements (LGS) [BLM Easements] BLM Easements [to be completed consistent with the description of the BLM Easements from the PSA]

Exhibit B To Assignment of Easements and Transfer of Improvements (LGS) [BLM Easements] Map of Pipelines and Gathering Facilities [Insert Exhibit F from the PSA] 7

Exhibit G To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement BILL OF SALE This Bill of Sale (this “Bill of Sale”), dated as of [●], 2020 (the “Effective Date”), is executed by PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Seller”) and ULTRA WYOMING, LLC, a Delaware limited liability company (“Buyer”), pursuant to, and is expressly made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement (the “Purchase Agreement”) dated effective as of [●], 2020, between Seller, as seller, and Buyer, as buyer, with respect to the Liquids Gathering System described therein. Each capitalized term used in this Bill of Sale and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement. This Bill of Sale constitutes a Seller Closing Delivery and a Buyer Closing Delivery under the Purchase Agreement. For and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, Seller hereby transfers and assigns to Buyer, without recourse, representation or warranty except as expressly provided in the Purchase Agreement: (a) any monitoring equipment located in or on the Liquids Gathering System, (b) any computer hardware located in the centralized monitoring building for each central gathering facility constituting a portion of the Liquids Gathering System to which such monitoring equipment connects, (c) any wires and other connectors for such monitoring equipment between such computer hardware and such monitoring equipment, (d) any office furniture in each centralized monitoring building for each central gathering facility, (e) engineering drawings and plans and specifications in Seller’s possession for the Liquids Gathering System except to the extent assignment thereof is prohibited by contract or applicable law, (f) as-built drawings and surveys of the Liquids Gathering System in Seller’s possession, (g) to the extent assignable, the other Records and (h) any and all other equipment, personal property, rights-of-way, or permits that are owned by Seller and used or held for use in connection with the Liquids Gathering System (collectively, the “Personalty”). TO HAVE AND TO HOLD THE PERSONALTY UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER. ASSIGNOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE PERSONALTY UNTO ASSIGNEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER ASSIGNOR AND ITS AFFILIATES, BUT NOT OTHERWISE. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement. Seller assigns to Buyer all rights, claims, and causes of action on title warranties given or made by Seller’s respective predecessors in interest to the Personalty, and Buyer is specifically subrogated to all rights which Seller may have against its predecessors in interest to the Personalty, to the extent that Seller may legally transfer such rights and grant such subrogation. KE 69402214

This Bill of Sale may be executed in a number of identical counterparts and delivered by facsimile or pdf. If so executed and delivered, each of such counterparts, facsimiles and pdf is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement but, in making proof of this Bill of Sale, it shall not be necessary to produce or account for more than one such counterpart. [Remainder of Page Intentionally Blank. Signature Pages Follow.] 2

Executed as of the Effective Date. SELLER: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By: ________________________ [●]

BUYER: ULTRA WYOMING, LLC A Delaware limited liability company By: ______________________________ [●] [●]

Exhibit H To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement Release of Nerd Farm Easement RELEASE OF EASEMENT AND TRANSFER OF IMPROVEMENTS This Release of Easement and Transfer of Improvements (this “Agreement”) is executed effective as of [●], 2020 (the “Effective Date”) by and between PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Grantor”), with an address of 1100 Walnut Street, Suite 3350, Kansas City, Missouri 64106, and ULTRA WYOMING, LLC, a Delaware limited liability company (“Grantee”), with an address of 116 Inverness Drive East, Suite 400, Englewood, CO 80112. WHEREAS, Grantor and Grantee entered into that certain Easement Agreement and Transfer of Improvements, dated effective December 20, 2012, as amended by the Amendment to Easement Agreement and Transfer of Improvements dated June 19, 2013 (the “Easement Agreement”), which Easement Agreement is recorded in Book 102 of Misc., Page 499 of the Records of the County Clerk of Sublette County, Wyoming; and WHEREAS, pursuant to the Easement Agreement, Grantee conveyed rights in the Easements and Improvements; NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Grantee agree as follows: Release. Grantor does hereby release all of Grantor’s right, title, and interest in and to the following interests (the “Easements”) in that certain tract of land described on Exhibit A attached hereto (hereinafter, the “Affected Tract”): A. The non-exclusive right, privilege and easement to construct, maintain, repair, improve, replace, resize, use and remove pipelines, and all appurtenant equipment and appliances for the gathering and transportation of water, condensate and associated natural gas or other substances entrained in such water or condensate on, under, across and through the strips of land, each fifty feet (50’) in width (hereinafter, such strips of land are referred to as the “Pipeline Lands”); B. The non-exclusive right, privilege and easement to construct, maintain, repair, improve, replace, resize, use and remove Improvements on, under, across, and through those certain lands comprised of approximately 12.503 acres (hereinafter, such lands are referred to as the “CGF #1 Lands”); and C. The right of ingress to and egress from the Pipeline Lands and the CGF #1 Lands across those certain portions of the Affected Tract (hereinafter, such portions are referred to herein as the “Access Corridors”). KE 69402215.5

Improvements. Grantor does by these presents grant and convey unto Grantee, all of the improvements and fixtures used directly in connection with the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit B, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells, along with any other structures, pipelines, gathering lines or other equipment useful in gathering, collecting or delivering condensate and water, together with associated natural gas and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements (the “Liquids Gathering System”) located on the Pipeline Lands and the CGF #1 Lands, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters. Purchase and Sale Agreement. This Agreement is executed pursuant to, and is made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated [●], 2020, between Grantor, as seller, and Grantee, as buyer (the “Purchase Agreement”), and is subject to the terms and conditions thereof. This Agreement is made without representation or warranty by Grantor except as and to the extent expressly provided herein and in the Purchase Agreement. ADDITIONAL TERMS AND CONDITIONS: 1. Partial Invalidity. Should any term or provision hereof be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining term and provision hereof shall be valid and enforceable to the fullest extent permitted by law. 2. Counterparts. This Agreement may be executed and recorded in two or more counterparts, each of which shall be deemed and original and all of which, taken together, shall constitute one and the same instrument. 3. No Waiver. No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party possessing the right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision hereof. 4. Further Assurances. Each party hereto agrees to perform any and all acts (including, but not limited to, executing and delivering instruments and documents) as may reasonably be necessary to fully effectuate each and all of the purposes and intent of this Agreement. 5. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered, delivered by reputable overnight courier, or sent by registered or certified mail, postage prepaid, and shall be addressed to the intended receiving party at the address set forth in the first paragraph hereof or at such other address as such receiving party may have properly previously notified the sending party. 2

EXHIBIT A: Description of Affected Tract EXHIBIT B: Map of Pipelines and Gathering Facilities [Remainder of Page Intentionally Blank Signature Pages Follow] 3

Executed as of the Effective Date. GRANTOR: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By: ________________________ [●] STATE OF [●]§ § COUNTY OF [●]§ This instrument was acknowledged before me on [●], 2020 by [●], the [●] of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership. ____________________________________ Notary Public in and for The State of [●] My Commission Expires: 4

GRANTEE: ULTRA WYOMING, LLC, a Delaware limited liability company By: ______________________________ [●] STATE OF [●]§ § COUNTY OF [●]§ This instrument was acknowledged before me on [●], 2020 by [●], the [●]of ULTRA WYOMING, LLC, a Delaware limited liability company, on behalf of the company. ____________________________________ Notary Public in and for The State of [●] My Commission Expires: 5

EXHIBIT A To Release of Easement and Transfer of Improvements DESCRIPTION OF AFFECTED TRACT The Affected Tract is comprised of the following real property located in Sublette County, Wyoming: Township 31 North, Range 109 West, 6th P.M. Section 2: E/2, SW/4, E/2 of the NW/4 Section 3: E/2 of the SE/4 Section 10: NE/4 of the NE/4 Section 11: N/2 of the NW/4 Containing 760 acres, more or less. 6

EXHIBIT B To Release of Easement and Transfer of Improvements Map of Pipelines and Gathering Facilities [Insert Exhibit F from the PSA] 7

Exhibit I To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement Non-Foreign Affidavit Reference is made to the Purchase and Sale Agreement (the “Agreement”), to be executed by and between Ultra Wyoming, LLC, a Delaware limited liability company, (“Transferee”) and Pinedale Corridor, LP, a Delaware limited partnership (the “Project Company”). Pinedale GP, Inc., a Delaware corporation (“Pinedale GP”) and Pinedale LP I, LLC, a Delaware limited liability company (“Pinedale LP”) are the owners of the Project Company. Pinedale GP, Pinedale LP, and the Project Company are each treated as a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii). Pinedale GP and Pinedale LP are each owned by CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), which is taxed as a corporation for U.S. federal income tax purposes. Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including Section 1445 of the Code), in cases where a disregarded entity has legal title to a U.S. real property interest under local law, the owner of the disregarded entity (rather than the disregarded entity itself) will be the transferor of the property. Therefore, to inform the Transferee under the Agreement withholding of tax is not required, the undersigned hereby certifies the following on behalf of the Project Company: 1. The Company owns 100% of the stock of Pinedale GP, Inc., a Delaware corporation that is a disregarded entity as defined in Treasury Regulations Section 1.1445- 2(b)(2)(iii); 2. The Company owns 100% of the membership interest in Pinedale LP I, LLC, a Delaware limited liability company that is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii); 3. Pinedale GP, Inc. owns 81.05% of the partnership interest in Pinedale Corridor, LP, a Delaware limited partnership that is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii); 4. Pinedale LP I, LLC owns 18.95% of the partnership interest in Pinedale Corridor LP, a Delaware limited partnership that is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii); 5. The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations); 6. The Company is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii); 1

7. The Company’s U.S. employer identification number is 20-3431375; and 8. The Company’s office address is 1100 Walnut Street, Suite 3350, Kansas City, Missouri 64106. The Company understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punishable by fine, imprisonment or both. Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company. CorEnergy Infrastructure Trust, Inc. By: Name: Title: Dated: _______________, 2020. 2

Exhibit J To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement Form of Mutual Release and Exculpation Capitalized terms used but not defined in this document shall have the meanings ascribed to such terms in the Purchase and Sale Agreement, dated as of June [●], 2020 (the “PSA”), to which this document is attached as Exhibit J. 1. Buyer Release of Claims. Buyer, on behalf of itself, each of its Subsidiaries and other Affiliates, each of their respective past and present directors, officers, employees, managers, members, partners, stockholders, representatives, agents, administrators, executors, trustees, predecessors, successors and assigns, and any other Person claiming by, through, or under any of the foregoing (collectively, the “Buyer Releasing Parties”), does hereby unconditionally and irrevocably release, waive and forever discharge Seller and each of its respective past, present and future directors, officers, employees, managers, members, stockholders, representatives, agents, administrators, executors, trustees, predecessors, successors and assigns (each, a “Seller Released Party” and, collectively, the “Seller Released Parties”) from any and all rights (including all common law or other rights to seek indemnification, contribution, cost recovery, damages or other recourse or remedy), claims, demands, damages, judgments, actions, causes of action, obligations, contracts, debts and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or anticipated, at law or in equity, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing Date arising out of or relating to (i) the LGS Lease; (ii) that certain Purchase and Sale Agreement by and between Seller and Buyer (f/k/a Ultra Wyoming, Inc.), dated December 7, 2012; (iii) the Terminated Agreements or (iv) any other act or omission, transaction, agreement, event, or other occurrence relating to Seller and taking place on or before the Closing Date to the extent such Claims relate to (x) the Liquids Gathering Systems or any Improvements thereon or (y) the LGS Lease (each, a “Claim” and, collectively, “Claims”); provided, however, that nothing contained herein shall operate to release any obligations of Seller or any of its Affiliates arising under the Purchase and Sale Agreement by and between Seller and Buyer, dated June [•], 2020, or under any other agreement, document or instrument executed and delivered by Seller or any of its Affiliates to any Buyer Releasing Party at the Closing. Buyer represents that it has not made any assignment or transfer of any Claim or other matter covered by this paragraph. Buyer understands, acknowledges and agrees that this is a full and final general release of all Claims that could have been asserted in any legal or equitable proceeding against the Seller Released Parties. 2. Seller Release of Claims. Seller, on behalf of itself, each of its subsidiaries and other Affiliates, and CorEnergy Infrastructure Trust, Inc., on behalf of each of their respective past and present directors, officers, employees, managers, members, partners, stockholders, representatives, agents, administrators, executors, trustees, predecessors, successors and assigns, and any other Person claiming by, through, or under any of the foregoing (collectively, the “Seller Releasing Parties”), does hereby unconditionally and irrevocably release, waive and forever discharge Buyer, its Affiliates and each of its and their respective past, present and future directors, officers, employees, managers, members, stockholders, representatives, agents, administrators, executors, trustees, predecessors, successors and assigns (each, a “Buyer Released Party” and, collectively, the “Buyer Released Parties”) from any and all Claims; provided, however, that nothing contained herein shall operate to release any obligations of Buyer or any of its Affiliates arising under the Purchase and Sale Agreement by and between Seller and Buyer, dated June [•], 2020, or under any other agreement, document or instrument executed and delivered by Buyer or any of its Affiliates to any Seller Releasing Party at the Closing. Seller represents that it has not made any assignment or transfer 1 of any Claim or other matter covered by this paragraph. Seller understands, acknowledges and agrees that this is a full and final general release of all Claims that could have been asserted in any legal or equitable proceeding against the Buyer Released Parties. [Signature Page Follows] 2

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release and Exculpation effective as of [●], 2020. Seller: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By: __________________________________________ [●] [●] Buyer: ULTRA WYOMING, LLC, a Delaware limited liability company By: __________________________________________ [●] [●] 3

Exhibit K To Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement Memorandum of Termination MEMORANDUM OF LEASE TERMINATION This Memorandum of Lease Termination (“Memorandum”), is executed as of [●], 2020 (the “Effective Date”), by and between PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Lessor”), and ULTRA WYOMING LGS, LLC, a Delaware limited liability company (“Lessee”). RECITALS: A. By that certain Lease dated effective as of December 20, 2012 (the “Lease”), by and between Lessor and Lessee, Lessor leased to Lessee and Lessee leased from Lessor, upon and subject to the terms and provisions contained in the Lease, the Easement Rights, the Improvements and the Personal Property, all as hereinafter defined (collectively, the “Property”): I. EASEMENT RIGHTS: Composed of the BLM Easement Rights, the Jensen Easement Rights, the Nerd Farm Easement Rights and the County and State Permit Rights: 1. BLM Easement Rights. Lessor’s right, title and interest, as assignee, under that certain Assignment of Easements and Transfer of Improvements (LGS) (BLM Easements) from ULTRA WYOMING, INC., a Wyoming corporation (“Ultra Wyoming”) to Lessor, dated as of December 20, 2012 and recorded in the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming (such right, title and interest of Lessor being collectively referred to as the “BLM Easement Rights”) with respect to the easements issued by the Bureau of Land Management, Department of the Interior described on Exhibit A attached hereto. For purposes of this Memorandum, the land underlying, subject to and covered by the BLM Easement Rights shall be referred to as the “BLM Easement Land.” 2. Jensen Easement Rights. Lessor’s right, title and interest, as assignee, under that certain Partial Assignment of Easements and Transfer of Improvements (LGS) (Jensen Easements) from Ultra Wyoming to Lessor, dated as of December 20, 2012 and recorded in the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming (the “Partial Assignment of Jensen Easements”) with respect to the following easements (such right, title and interest of Lessor being collectively referred to as the “Jensen Easement Rights”): (a) Jensen Easement 1: That certain Grant of Pipeline Easements (“Jensen Easement 1”) dated June 24, 2010, recorded in Book 95, Page 423 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen (the “Easement 1 Grantor”), as grantor, to Ultra Resources, Inc. (“Resources”), as grantee, as amended and restated pursuant to Amended and Restated Grant of Pipeline Easements from the John W. Jensen Family Trust, as grantor, to Ultra Wyoming, Inc. and lessee, as granted, dated the 19th day of June, 2013 but effective as of June 24, 2010, and recorded in Book 104 Misc., Page 291 of Records of Sublette County Clerk’s Office, Sublette County, Wyoming (“Jensen Easement 1”), which property is located within the following described property: (i) Resurvey Township 31 North, Range 108 West, 6th P.M. Section 18: Lot 1 (ii) Resurvey Township 31 North, Range 108 West, 6th P.M. Section 18: SW1/4SE1/4 (b) Jensen Easement 2: That certain Grant of Pipeline Easements (“Jensen Easement 2”) dated June 24, 2010, recorded in Book 95, Page 418 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John W. Jensen, and individually (in such capacities, the “Easement 2 Grantor”) as grantor, to Resources, as grantee, as amended and restated pursuant to Amended and Restated Grant of Pipeline Easements from the John W. Jensen Family Trust, as grantor, to Ultra Wyoming and lessor, as grantee, dated the 19th day of June, 2013 but effective as of June 24, 2010, and recorded in Book 104 Misc., Page 303 of the Records of Sublette County Clerk’s Office, Sublette County, Wyoming (the “Jensen Easement 2”), which property is located within the following described property: (i) Resurvey Township 31 North, Range 109 West, 6th P.M. Section 12: S1/2SE1/4 Section 13: N1/2NE1/4 (ii) Resurvey Township 31 North, Range 109 West, 6th P.M. Section 13: NE1/4NW1/4 For purposes of this Memorandum, the land underlying, subject to and covered by the Jensen Easement Rights shall be collectively referred to as the “Jensen Easement Land”. 3. Nerd Farm Easement Rights. Lessor’s right, title and interest, as grantee, under that certain Easement Agreement and Transfer of Improvements (such right, title and interest of Lessor being collectively referred to as the “Nerd Farm Easement Rights”) dated as of December 20, 2012 from Ultra Wyoming to Lessor and recorded in the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming (the “Nerd Farm Easement”), which Nerd Farm Easement affects a portion of the following real property owned by Lessee: Township 31 North, Range 109 West, 6th P.M. Section 2: E/2, SW/4, E/2 of the NW/4 Section 3: E/2 of the SE/4 Section 10: NE/4 of the NE/4 Section 11: N/2 of the NW/4 2

For purposes of this Memorandum, the land underlying, subject to and covered by the Nerd Farm Easement Rights shall be collectively referred to as the “Nerd Farm Easement Land” and the BLM Easement Land, Jensen Easement Land and Nerd Farm Easement Land shall be collectively referred to as the “Easement Land”. 4. County and State Permit Rights. Lessor’s right, title and interest, as assignee under that certain Partial Assignment of County Permits and State License from Ultra Wyoming, Inc., to Lessor, dated as of December 20, 2012 and recorded in the Official Records of Sublette County, Wyoming, with respect to the following: (a) Application for Utility Crossing Sublette County, Wyoming, with Ultra Resources, Inc., dated 3/26/2010, to locate utility distribution or transmission lines 1 within a County Road ROW, County Rd No 23-106, Legal: SW 1/4 SE /4, Section 14, Township 31N, Range 109W. (b) Application for Utility Crossing Sublette County, Wyoming, with Ultra Resources, Inc., dated 3/26/10, to locate utility distribution or transmission lines 1 within a County Road ROW, County Rd No 23-106, Legal: NE 1/4 NE /4, Section 13, Township 31N, Range 109W. (c) Application for Utility Crossing Sublette County, Wyoming, with Ultra Resources, Inc., dated 3/26/10, to locate utility distribution or transmission lines 1 within a County Road ROW, County Rd No 23-106, Legal: SE 1/4 NW /4, Section 13, Township 31N, Range 109W. (d) Application for Utility Crossing Sublette County, Wyoming, with Ultra Resources, Inc., dated 3/26/10, to locate utility distribution or transmission lines 1 within a County Road ROW, County Rd No 23-106, Legal: SE 1/4 SE /4, Section 7, Township 31N, Range 108W. (e) License dated April 21, 2010, between the Transportation Commission of Wyoming and its Wyoming Department of Transportation and Ultra Resources, Inc., regarding four fiberspar pipelines with respect to WYDOT Highway 351, and located in Section 4, Township 30N, Range 108W, Milepost 18.715. II. IMPROVEMENTS. All of the improvements and fixtures used directly in connection with the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit B, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells, along with any other structures, pipelines, gathering lines or other equipment useful in gathering, collecting or delivering condensate and water, together with associated natural gas and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements (the “Liquids Gathering System”), including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, 3 dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters. III. PERSONAL PROPERTY. The “Personal Property” as such term is defined and described in the Lease. B. Lessor and Lessee desire to execute and record this Memorandum for the purpose of giving notice of the termination of the Lease. NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows: 1. Termination. Lessor and Lessee agree to terminate the Lease pursuant to that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated [●], 2020, between Lessor, as seller, and Ultra Wyoming, LLC, a Delaware limited liability company, as buyer (the “Purchase Agreement”). 2. Memorandum of Lease Termination. This Memorandum is executed for the purposes of giving notice of the termination of the Lease. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. List of Exhibits: Exhibit A: List of BLM Easements Exhibit B: Map of Pipelines and Gathering Facilities [Remainder of page intentionally Blank Signature Pages follow] 4

Executed as of the Effective Date. LESSOR: PINEDALE CORRIDOR, LP, a Delaware limited partnership By: PINEDALE GP, INC., a Delaware corporation, its sole general partner By:_____________________________ [●] STATE OF TEXAS § § COUNTY OF HARRIS § This instrument was acknowledged before me on [●], 2020 by [●], the [●] of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership. __________________________________ Notary Public in and for the State of [●] My Commission Expires: __________________________________

LESSEE: ULTRA WYOMING LGS, LLC, a Delaware limited liability company By: __________________________________ [●] STATE OF TEXAS § § COUNTY OF HARRIS § This instrument was acknowledged before me on [●], 20[●] by [●], [●] of ULTRA WYOMING LGS, LLC, a Delaware limited liability company, on behalf of the limited liability company. __________________________________ Notary Public in and for the State of [●] My Commission Expires: __________________________________

Exhibit A To Memorandum of Termination BLM Easements [to be completed consistent with the description of the BLM Easements from the PSA]

Exhibit B To Memorandum of Termination Map of Pipelines and Gathering Facilities [Insert Exhibit F from the PSA] 8